                                                                     EXHIBIT 4.d


                                US $1,000,000,000


             AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT
                          DATED AS OF NOVEMBER 2, 2001


                                      AMONG


                              MASCO CORPORATION AND
                             MASCO EUROPE S.A.R.L.,
                                  AS BORROWERS


                             THE BANKS PARTY HERETO

                                       AND

                                 CITIBANK, N.A.,
                              AS SYNDICATION AGENT

                                       AND

               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                             AS DOCUMENTATION AGENT


                      BANK ONE, NA (MAIN OFFICE - CHICAGO),
                             AS ADMINISTRATIVE AGENT



--------------------------------------------------------------------------------

    BANC ONE CAPITAL MARKETS, INC.                SALOMON SMITH BARNEY INC.
                              Joint Lead Arrangers

--------------------------------------------------------------------------------

                           SIDLEY AUSTIN BROWN & WOOD
                                 Bank One Plaza
                            10 South Dearborn Street
                             Chicago, Illinois 60603
--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I:  DEFINITIONS...........................................................................................1

         SECTION 1.01.         Definitions........................................................................1
         SECTION 1.02.         Accounting Terms and Determinations...............................................12
         SECTION 1.03.         Types of Borrowings...............................................................12

ARTICLE II:  THE CREDITS.........................................................................................12

         SECTION 2.01.         Borrowings........................................................................12
         SECTION 2.02.         Notice of Borrowing...............................................................12
         SECTION 2.03.         Notice to Banks; Funding of Loans.................................................13
         SECTION 2.04.         Noteless Agreement; Evidence of Indebtedness......................................15
         SECTION 2.05.         Maturity of Loans.................................................................15
         SECTION 2.06.         Interest Rates....................................................................15
         SECTION 2.07.         Facility Fees and Utilization Fees................................................16
         SECTION 2.08.         Optional Termination or Reduction of Commitments;
                               Conversion to Term Loan...........................................................17
         SECTION 2.09.         Mandatory Termination of Commitments..............................................17
         SECTION 2.10.         Prepayments.......................................................................17
         SECTION 2.11.         General Provisions as to Payments.................................................18
         SECTION 2.12.         Funding Losses....................................................................19
         SECTION 2.13.         Computation of Interest and Fees..................................................19
         SECTION 2.14.         Withholding Tax Exemption.........................................................19
         SECTION 2.15.         Lending Installations.............................................................20

ARTICLE III:  CONDITIONS.........................................................................................20

         SECTION 3.01.         Effectiveness of the Original 364-Day Credit Agreement............................20
         SECTION 3.02.         All Borrowings....................................................................21
         SECTION 3.02.         Effectiveness of this Agreement...................................................21

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES......................................................................22

         SECTION 4.01.         Corporate Existence and Power.....................................................23
         SECTION 4.02.         Corporate and Governmental Authorization; No
                               Contravention; Filing; No Immunity................................................23
         SECTION 4.03.         Binding Effect....................................................................24
         SECTION 4.04.         Financial Information.............................................................24
         SECTION 4.05.         Litigation........................................................................24
         SECTION 4.06.         Compliance with ERISA.............................................................25
         SECTION 4.07.         Environmental Matters.............................................................25
         SECTION 4.08.         Taxes.............................................................................25
         SECTION 4.09.         Not an Investment Company.........................................................25
         SECTION 4.10.         Compliance with Laws..............................................................25
         SECTION 4.11.         Foreign Employee Benefit Matters..................................................26

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE V:  COVENANTS............................................................................................26

         SECTION 5.01.         Information.......................................................................26
         SECTION 5.02.         Minimum Consolidated Net Worth....................................................28
         SECTION 5.03.         Limitations on Debt...............................................................29
         SECTION 5.04.         Negative Pledge...................................................................30
         SECTION 5.05.         Consolidations, Mergers and Sale of Assets........................................31
         SECTION 5.06.         Compliance with Laws..............................................................31
         SECTION 5.07.         Use of Proceeds...................................................................31
         SECTION 5.08.         Insurance.........................................................................32
         SECTION 5.09.         Inspection........................................................................32

ARTICLE VI:  DEFAULTS............................................................................................32

         SECTION 6.01.         Events of Default.................................................................32
         SECTION 6.02.         Notice of Default.................................................................34

ARTICLE VII:  THE AGENT..........................................................................................35

         SECTION 7.01.         Appointment and Authorization.....................................................35
         SECTION 7.02.         Agent and Affiliates..............................................................35
         SECTION 7.03.         Action by Agent...................................................................35
         SECTION 7.04.         Consultation with Experts.........................................................35
         SECTION 7.05.         Liability of Agent................................................................35
         SECTION 7.06.         Indemnification...................................................................35
         SECTION 7.07.         Credit Decision...................................................................36
         SECTION 7.08.         Successor Agent...................................................................36
         SECTION 7.09.         Agent's and Arrangers' Fees.......................................................36
         SECTION 7.10.         Agent, Arrangers, Documentation Agent, Syndication Agent..........................36

ARTICLE VIII:  CHANGE IN CIRCUMSTANCES...........................................................................36

         SECTION 8.01.         Basis for Determining Interest Rate Inadequate or Unfair..........................36
         SECTION 8.02.         Illegality........................................................................37
         SECTION 8.03.         Increased Cost and Reduced Return.................................................37
         SECTION 8.04.         Substitute Loans..................................................................39
         SECTION 8.05.         Substitution of Bank..............................................................39

ARTICLE IX:  MISCELLANEOUS.......................................................................................40

         SECTION 9.01.         Notices...........................................................................40
         SECTION 9.02.         No Waivers........................................................................40
         SECTION 9.03.         Expenses; Documentary Taxes; Indemnification......................................40
         SECTION 9.04.         Sharing of Set-Offs...............................................................41
         SECTION 9.05.         Amendments and Waivers............................................................42
         SECTION 9.06.         Successors and Assigns............................................................42

                                                                                                               Page
                                                                                                               ----
         SECTION 9.07.         Collateral........................................................................45
         SECTION 9.08.         Confidentiality...................................................................45
         SECTION 9.09.         Severalty of Obligations..........................................................45
         SECTION 9.10.         Illinois Law; Submission to Jurisdiction..........................................45
         SECTION 9.11.         Counterparts; Integration.........................................................45
         SECTION 9.12.         WAIVER OF JURY TRIAL; SERVICE OF PROCESS..........................................46

ARTICLE X:  GUARANTY.............................................................................................46

         SECTION 10.01.        Guarantee of Obligations..........................................................46
         SECTION 10.02.        Nature of Guaranty................................................................47
         SECTION 10.03.        Waivers and Other Agreements......................................................47
         SECTION 10.04.        Obligations Absolute..............................................................47
         SECTION 10.05.        No Investigation by Banks or Agent................................................48
         SECTION 10.06.        Indemnity.........................................................................48
         SECTION 10.07.        Subordination, Subrogation, Reinstatement, Etc....................................48



EXHIBITS

Exhibit A         -        Form of Note

Exhibit B-1       -        Form of Opinion of Counsel for the Company

Exhibit B-2       -        Form of Opinion of Counsel for Masco Europe

Exhibit C         -        Form of Assignment and Assumption Agreement

Exhibit D         -        Form of Notice of Borrowing

Exhibit E         -        Form of Designation Agreement



                                    SCHEDULES


Commitments Schedule

Pricing Schedule

             AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                  This AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT dated as of November 2, 2001 is entered into among MASCO CORPORATION and MASCO EUROPE S.A.R.L., as borrowers, the BANKS party hereto as lenders, CITIBANK, N.A., as Syndication Agent, COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Documentation Agent, and BANK ONE, NA (Main Office - Chicago), as administrative agent, to amend and restate the Original 364-Day Credit Agreement, and, from and after the Closing Date, the Original 364-Day Credit Agreement is hereby amended and restated in its entirety. The parties hereto agree as follows:

                             ARTICLE I: DEFINITIONS

                  SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

                  "ACQUIRED DEBT" means, with respect to any Person which becomes a Subsidiary after the Effective Date, Debt of such Person which was outstanding before such Person became a Subsidiary and which was not created in contemplation of such Person becoming a Subsidiary; provided that such Debt shall no longer constitute "Acquired Debt" at any time that is more than six months after such Person becomes a Subsidiary.

                  "ADMINISTRATIVE QUESTIONNAIRE" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

                  "AFFECTED BANK" has the meaning set forth in Section 8.05.

                  "AFFILIATE" means at any date a Person (other than a Consolidated Subsidiary) whose earnings or losses (or the appropriate proportionate share thereof) would be included in determining the Consolidated Net Income of the Company and its Consolidated Subsidiaries for a period ending on such date under the equity method of accounting for investments in common stock (and certain other investments).

                  "AGENT" means Bank One, NA in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

                  "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Banks, as reduced from time to time pursuant to the terms hereof.

                  "AGREEMENT," when used with reference to this Agreement, means this Amended and Restated 364-Day Revolving Credit Agreement dated as of November 2, 2001, as amended, modified, supplemented or restated from time to time after the date hereof.

                  "APPLICABLE LENDING OFFICE" means, with respect to any Bank,
(i) in the case of its Floating Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

                  "APPLICABLE MARGIN" means with respect to any Eurodollar Loan, Floating Rate Loan or the facility fees payable under Section 2.07, as the case may be at any time, the percentage which is applicable at such time as set forth in the Pricing Schedule.

                  "ARRANGERS" means Banc One Capital Markets, Inc. and Salomon Smith Barney Inc.

                  "ASSIGNEE" has the meaning set forth in Section 9.06(C).

                  "BANK" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(C), and their respective successors.

                  "BANK ONE" means Bank One, NA (Main Office -- Chicago), a national banking association.

                  "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "BORROWERS" means the Company and Masco Europe, and "Borrower" means each of them, as the context may require.

                  "BORROWING" has the meaning set forth in Section 1.03.

                  "CHANGE IN LAW" has the meaning set forth in Section 8.03(A).

                  "CLOSING DATE" means November 2, 2001.

                  "COMMITMENT" means (i) with respect to any Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule, or (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(C), in each case as such amount may be reduced from time to time pursuant to Section 2.08 or 2.09 or changed as a result of an assignment pursuant to
Section 9.06(C).

                  "COMMITMENT PERCENTAGE" means at any date of determination, with respect to any Bank, that percentage which the Commitment of such Bank then constitutes of the Aggregate Commitment or, if the Commitments have expired or been terminated, that percentage which the Commitment of such Bank constituted of the Aggregate Commitment immediately prior to such expiration or cancellation.

                  "COMMITMENT SCHEDULE" means the Commitment Schedule attached hereto.

                  "COMMITMENT TERMINATION DATE" means the earlier to occur of
(a) the Revolving Loan Termination Date, and (b) the date of termination in whole of the Aggregate Commitment pursuant to Section 2.08 or 2.09 hereof or the Commitments pursuant to Article VI hereof.

                  "COMPANY" means Masco Corporation, a Delaware corporation, and its successors.

                  "COMPANY'S 2000 FORM 10-K" means the Company's annual report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

                  "COMPANY'S EQUITY SECURITIES" means shares of any class of the Company's capital stock or options, warrants or other equity rights to acquire such shares.

                  "COMPUTATION DATE" is defined in Section 2.10(C).

                  "CONSOLIDATED ADJUSTED NET WORTH" means at any date (i) Consolidated Net Worth at such date less (ii) the amount (if any) by which the aggregate amount of all equity and other investments in Affiliates of the Company reflected in such Consolidated Net Worth exceeds $250,000,000.

                  "CONSOLIDATED CURRENT ASSETS" means at any date the consolidated current assets of the Company and its Consolidated Subsidiaries determined as of such date.

                  "CONSOLIDATED DEBT" means at any date the Debt of the Company and its Consolidated Subsidiaries (other than the guarantee obligations of the Company pursuant to that certain Facility and Guaranty Agreement, dated as of July 10, 2000, by and among the Company, Bank One, NA, as agent, and the other financial institutions from time to time parties thereto), determined on a consolidated basis as of such date.

                  "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period (considered as a single accounting period), but excluding the net income or deficit of any Person (other than the equity in earnings or losses of an Affiliate previously included in such consolidated net income determined under the equity method of accounting for investments) prior to the effective date on which it becomes a Consolidated Subsidiary or is merged into or consolidated with the Company or a Consolidated Subsidiary.

                  "CONSOLIDATED NET LOSS" has the meaning set forth in Section 5.02(A).

                  "CONSOLIDATED NET WORTH" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries determined as of such date.

                  "CONSOLIDATED SUBSIDIARY" means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.


                  "CONSOLIDATED TOTAL LIABILITIES" means at any date the aggregate of all liabilities or other items which would appear on the liability side of a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of such date, except the amount so appearing which constitutes Consolidated Net Worth.

                  "CONTINUING DIRECTOR" means any member of the Company's board of directors who either (i) is a member of such board as of the Effective Date or (ii) is thereafter elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors who are Continuing Directors at the time of such vote; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

                  "CONVERSION/CONTINUATION NOTICE" is defined in Section
2.03(E).

                  "CONVERSION DATE" is defined in Section 2.08(C).

                  "CONVERTED LOAN TERMINATION DATE" means the date that is one year after the Conversion Date (or, if such date is not a Domestic Business Day, on the immediately preceding Domestic Business Day).

                  "DEBT" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others for which such Person is contingently liable. In calculating the amount of any Debt at any date for purposes of this Agreement, accrued interest shall be excluded to the extent that it would be properly classified as a current liability for interest under the heading "Accrued liabilities" (and not under the heading "Notes payable") in a balance sheet prepared as of such date in accordance with the accounting principles and practices used in preparing the balance sheet referred to in Section 4.04(A) and the related footnotes thereto.

                  "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DESIGNATION AGREEMENT" has the meaning set forth in Section 9.06(F)(i).

                  "DESIGNATED LENDER" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to
Section 9.06(F).

                  "DESIGNATING LENDER" means, with respect to each Designated Lender, the Bank that designated such Designated Lender pursuant to Section 9.06(F).

                  "DM350,000,000 MULTICURRENCY REVOLVING CREDIT FACILITY" means that certain DM350,000,000 Multicurrency Revolving Credit Facility evidenced by that certain Credit Agreement, dated as of September 14, 1998, by and among Masco GmbH, as borrower, the Company, as guarantor, the financial institutions from time to time parties thereto, Commerzbank Aktiengsellschaft, as arranger and Commerzbank International S.A., as agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "DM400,000,000 TERM LOAN FACILITY" means that certain DM400,000,000 Term Loan Facility evidenced by that certain Credit Agreement, dated as of July 9, 1997, by and among Masco GmbH, as borrower, the Company, as guarantor, the financial institutions from time to time parties thereto, Commerzbank Aktiengsellschaft, as arranger and Commerzbank International S.A., as agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "DOCUMENTATION AGENT" shall mean the Documentation Agent named in the first paragraph of this Agreement.

                  "DOLLARS" and "$" shall mean the lawful currency of the United States of America.

                  "DOMESTIC BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Detroit, New York or Chicago are authorized or required by law to close.

                  "DOMESTIC LENDING OFFICE" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

                  "DOMESTIC SUBSIDIARY" means a Subsidiary which is incorporated under the laws of the United States of America or any state thereof.

                  "EFFECTIVE DATE" means November 6, 2000, which date is the date the conditions precedent set forth in Section 3.01 of the Original 364-Day Credit Agreement were satisfied.

                  "ELIGIBLE DESIGNEE" means a special purpose corporation, partnership, limited partnership or limited liability company that is administered or sponsored by a Bank or an Affiliate of a Bank and (i) is organized under the laws of the United States or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's.

                  "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "EURODOLLAR BORROWING" is defined in Section 1.03.

                  "EURODOLLAR BUSINESS DAY" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "EURODOLLAR LENDING OFFICE" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to the Company and the Agent.

                  "EURODOLLAR LOAN" means a Loan to be made by a Bank which is to bear interest at the Eurodollar Rate in accordance with the applicable Notice of Borrowing.

                  "EURODOLLAR MARGIN" means a rate per annum determined in accordance with the Pricing Schedule.

                  "EURODOLLAR RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Reference Rate applicable to such Interest Period, divided by (b) one minus the Eurodollar Reserve Percentage, plus (ii) the Eurodollar Margin.

                  "EURODOLLAR REFERENCE RATE" means, with respect to a Eurodollar Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Reference Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and
(ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurodollar Reference Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

                  "EURODOLLAR RESERVE PERCENTAGE" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurodollar liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                  "EVENT OF DEFAULT" has the meaning set forth in Section 6.01.

                  "EXISTING CREDIT AGREEMENTS" has the meaning set forth in
Section 3.01(F).

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to Bank One from three Federal funds brokers of recognized standing selected it on such day on such transactions as determined by the Agent in its sole discretion.

                  "FISCAL QUARTER" means a fiscal quarter of the Company.

                  "FISCAL YEAR" means a fiscal year of the Company.

                  "5-YEAR REVOLVING CREDIT AGREEMENT" means that certain 5-Year Revolving Credit Agreement, dated as of November 6, 2000 among the Borrowers, Bank One, NA, as Administrative Agent and the financial institutions from time to time parties thereto as lenders, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "FLOATING RATE" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the Federal Funds Effective Rate plus 1/2% per annum for such day.

                  "FLOATING RATE LOAN" means a Loan to be made by a Bank which is to bear interest at the Floating Rate in accordance with the applicable Notice of Borrowing or otherwise pursuant to this Agreement.

                  "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Company, and of its Subsidiaries or any members of its ERISA Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

                  "FOREIGN PENSION PLAN" means any employee pension plan as described in Section 3(2) of ERISA for which any member of the ERISA Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, and of its Subsidiaries or any member of its ERISA Group, (ii) is not covered by ERISA pursuant to

Section 4(b)(4) of ERISA, and (iii) under applicable local law or terms of such Foreign Pension Plan, is required to be funded through a trust.

                  "GUARANTEED OBLIGATIONS" has the meaning set forth in Section 10.01(A).

                  "HIGH QUALITY INVESTMENT" means any investment in (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof,
(ii) commercial paper rated at least A- I by S&P and at least P- I by Moody's or
(iii) time deposits with, including certificates of deposit issued by, any Bank which was a party to this Agreement on the Effective Date or any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; provided in each case that such investment matures within six months from the date of acquisition thereof by the Company or a Subsidiary.

                  "INTERCOMPANY INDEBTEDNESS" has the meaning set forth in
Section 10.07.

                  "INTEREST PERIOD" means:

                  (A) with respect to each Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (or such longer or shorter period requested by the Borrower and acceptable to all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                           (i) any Interest Period which would otherwise end on
                  a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day,

                           (ii) any Interest Period which begins on the last
                  Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month,

                           (iii) prior to the Commitment Termination Date, no
                  Borrower may select an Interest Period that ends after the earlier of (a) the Revolving Loan Termination Date and (b) the Conversion Date, and

                           (iv) from and after the Conversion Date, no Borrower
                  may select an Interest Period that ends after the Converted Loan Termination Date,

                  (B) with respect to each Floating Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter or other mutually agreeable period acceptable between Agent and the Borrower; provided that:

                           (i) any Interest Period which would otherwise end on
                  a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                           (ii) any Interest Period applicable prior to the
                  occurrence of the Commitment Termination Date which would otherwise end after the Commitment Termination Date shall end on the Commitment Termination Date, and

                           (iii) any Interest Period applicable after the
                  Conversion Date but prior to the occurrence of the Converted Loan Termination Date which would otherwise end after the Converted Loan Termination Date shall end on the Converted Loan Termination Date.

                  "LENDING INSTALLATION" means, with respect to a Bank or the Agent, the office, branch, subsidiary or affiliate of such Bank or the Agent with respect to Floating Rate Loans or Eurodollar Loans listed on the administrative information sheets provided to the Agent in connection herewith or otherwise selected by such Bank or the Agent pursuant to Section 2.16.

                  "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset; provided that a subordination agreement shall not be deemed to create a Lien. For the purposes of this Agreement, the Company or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other similar title retention agreement relating to such asset.

                  "LOAN" means a loan made by a Bank pursuant to Section 2.01.

                  "MASCO EUROPE" means Masco Europe, S.a.r.l., a wholly-owned Subsidiary of the Company organized under the laws of the Grand Duchy of Luxembourg, and its successors.

                  "MATERIAL DEBT" means Debt (other than the Loans) of the Company and/or one or more of its Subsidiaries, arising (i) in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $50,000,000, (ii) under the 5-Year Revolving Credit Agreement, (iii) under the DM400,000,000 Term Loan Facility, or (iv) under the DM350,000,000 Multicurrency Revolving Credit Facility.

                  "MATERIAL FOREIGN PENSION PLAN" has the meaning set forth in
Section 6.01(I).

                  "MATERIAL PLAN" has the meaning set forth in Section 6.01(I).

                  "MOODY'S" has the meaning set forth in the Pricing Schedule.

                  "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "NOTES" means any promissory notes of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrowers to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

                  "NOTICE OF BORROWING" is defined in Section 2.02.

                  "NOTICE TO CONVERT" is defined in Section 2.08(C).

                  "ORIGINAL 364-DAY CREDIT AGREEMENT" means that certain 364-Day Revolving Credit Agreement entered into as of November 6, 2000 among the Borrowers, the banks parties thereto and Bank One, NA, as administrative agent, as amended or otherwise modified as of the date hereof.

                  "PARENT" means, with respect to any Bank, any Person controlling such Bank.

                  "PARTICIPANT" has the meaning set forth in Section 9.06(B).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "PERSON" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "PRICING SCHEDULE" means the Pricing Schedule attached hereto.

                  "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its Parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

                  "PRIOR PLAN" means at any time (i) any Plan which at such time is no longer maintained or contributed to by any member of the ERISA Group or
(ii) any Multiemployer Plan to which no member of the ERISA Group is at such time any longer making contributions or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions.

                  "REFUNDING BORROWING" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Loans made by any Bank.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REQUIRED BANKS" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans.

                  "REPLACEMENT BANK" has the meaning set forth in Section 8.05.

                  "REVOLVING LOAN TERMINATION DATE" means October 31, 2002.

                  "S&P" has the meaning set forth in the Pricing Schedule.

                  "SIGNIFICANT SUBSIDIARIES" means any of Masco Europe or any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary, would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934. For purposes of this Agreement, a type of event shall not be deemed to have occurred with respect to Significant Subsidiaries unless such type of event has occurred with respect to each of the Subsidiaries required to be included to constitute "Significant Subsidiaries" as defined in the preceding sentence.

                  "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

                  "SYNDICATION AGENT" shall mean the Syndication Agent named in the first paragraph of this Agreement.

                  "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent (and the Agent shall promptly notify each Bank of the contents of any such notice) that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

                  SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement as "types" of Borrowings either by reference to the pricing of the Loans comprising such Borrowing (e.g., a "Eurodollar Borrowing" is a Borrowing comprised of Eurodollar Loans) or by reference to the provisions of Article II under which participation therein is determined (e.g., a "Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments).

                            ARTICLE II: THE CREDITS

                  SECTION 2.01. Borrowings. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or Masco Europe in Dollars pursuant to this Section 2.01 from time to time on and after the Effective Date to but excluding the Commitment Termination Date; provided that the aggregate principal amount of the Loans made by such Bank at any one time outstanding shall not exceed the amount of its Commitment at that time. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.10, prepay Loans and reborrow at any time under this Section. Amounts repaid pursuant to Section 8.02 shall not be reborrowed except as provided therein.

                  SECTION 2.02. Notice of Borrowing. Each Borrower shall give the Agent notice substantially in the form of Exhibit D (a "Notice of Borrowing") not later than 10:00 a.m. (Detroit time) on (x) the date of each Floating Rate Borrowing, (y) the third Eurodollar Business Day before each Eurodollar Borrowing to the Company, and (z) the fifth Eurodollar Business Day before each Eurodollar Borrowing to Masco Europe, specifying:

                  (A) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing,

                  (B) the aggregate amount of such Borrowing,

                  (C) whether the Loans comprising such Borrowing are to be Floating Rate Loans or Eurodollar Loans, and

                  (D) in the case of a Eurodollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

                  SECTION 2.03. Notice to Banks; Funding of Loans.

                  (A) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

                  (B) Not later than 12:00 Noon (Detroit time) on the date of each Borrowing, and not later than 12:00 Noon (London time) on the date of each Borrowing requested by Masco Europe, each Bank participating therein shall (except as provided in subsection (C) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in Detroit or London, as the case may be, to the Agent at its relevant address referred to in Section 9.01 or otherwise specified in writing by the Agent to the Banks. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Company at the Agent's aforesaid address in the United States or, to Masco Europe by wire transfer in immediately available funds to Masco Europe's account maintained at Bank One in London, as applicable.

                  (C) If any Bank makes a new Loan hereunder on a day on which the Borrower requesting such Loan is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (B) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.11, as the case may be.

                  (D) Unless the Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (B) and (C) of this Section and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the

         Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this Section 2.03(D) shall relieve such Bank or any other Bank of its obligation to make its share of each Borrowing available to the Agent in accordance with the terms of this Agreement.

                  (E) Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Loans pursuant to this Section 2.03(E) or are repaid in accordance with
         Section 2.10. Each Eurodollar Loan shall continue as a Eurodollar Loan until the end of the then applicable Interest Period therefor, at which time, each such Eurodollar Loan shall be automatically converted into a Floating Rate Loan unless (x) such Eurodollar Loan is or was repaid in accordance with Section 2.10 or (y) the relevant Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Loan either continue as a Eurodollar Loan for the same or another Interest Period or be converted into a Floating Rate Loan.

                  Subject to the terms of Section 2.01, the Borrowers may elect from time to time to convert all or any part of a Loan of any type into any other type or types of Loans denominated in Dollars; provided that any conversion of any Eurodollar Loan shall be made on, and only on, the last day of the Interest Period applicable thereto; provided, however, that from and after the Conversion Date, and only so long as no Event of Default shall have occurred and be continuing, the Borrowers may elect to convert or continue any Loan at any time, subject to Section 2.12. The relevant Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion or continuation of a Loan not later than 10:00 a.m. (Detroit time) at least one Domestic Business Day, in the case of a conversion into or continuation of a Floating Rate Loan, three Eurodollar Business Days, in the case of a conversion into or continuation by the Company of a Eurodollar Loan denominated in Dollars, or five Eurodollar Business Days, in the case of a conversion or continuation of any Eurodollar Loan by Masco Europe, prior to the date of the requested conversion or continuation, specifying:

                           (a) the requested date, which shall be a Domestic
                  Business Day or in the case of a conversion into or continuation of a Eurodollar Loan, a Eurodollar Business Day, of such conversion or continuation, and

                           (b) the amount and type(s) of Loan(s) into which such
                  Loan is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Loan, the duration of the Interest Period applicable thereto.

                  SECTION 2.04. Noteless Agreement; Evidence of Indebtedness.

                  (A) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (B) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder and (c) the amount of any sum received by the Agent hereunder from each Borrower and each Bank's share thereof.

                  (C) The entries maintained in the accounts maintained pursuant to paragraphs (A) and (B) above shall be prima facie evidence of the existence and amounts of the Loans (including the principal and interest owing) therein recorded; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (including the principal and interest owing) in accordance with their terms.

                  (D) Any Bank may request that its Loans be evidenced by a Note. In such event, each Borrower requested by such Bank shall prepare, execute and deliver to such Bank a Note payable to the order of such Bank in substantially the form of Exhibit A. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to this Agreement) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to this Agreement, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (A) and (B) above.

                  SECTION 2.05. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                  SECTION 2.06. Interest Rates.

                  (A) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Floating Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or overdue interest on any Floating Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Floating Rate for such day.

                  (B) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                  (C) Any overdue principal of or interest on any Eurodollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the Eurodollar Rate applicable to such Loan prior to its maturity and (ii) the Eurodollar Rate which would be applicable to a Eurodollar Loan to the relevant Borrower hereunder made on such date for a period of one day (or, if such amount due remains unpaid more than three Eurodollar Business Days, then for such other period of time not longer than six months as the Agent may elect, or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Floating Rate for such day).

                  (D) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the relevant Borrowers and the participating Banks by telex, cable or facsimile of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error (provided that the determination of such amount or amounts is made on a reasonable basis).

                  SECTION 2.07. Facility Fees and Utilization Fees. The Company shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a facility fee calculated for each day at the facility fee rate for such day determined in accordance with the Pricing Schedule. Such facility fee shall accrue for each day (i) from and including the Effective Date to but excluding the Commitment Termination Date (or earlier date of termination of the Commitments in their entirety), on the Aggregate Commitment (whether used or unused) in effect on such day and (ii) from and including such date of termination of the Commitments to but excluding the date the Loans shall be repaid in their entirety, on the aggregate principal amount of the Loans outstanding on such day. Fees accrued under this Section shall be payable quarterly in arrears on the date fifteen days after the last day of each March, June, September and December, whether occurring prior to or after the Conversion Date, and upon the termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety). Prior to the earlier of (a) the date of termination of the "Commitments" and the repayment in full in cash of all of the "Loans" under (and as such terms are defined in) the 5-Year Revolving Credit Agreement and (b) the Conversion Date, for each day on which the sum of (x) the aggregate principal amount of outstanding Loans hereunder plus (y) the aggregate principal amount of outstanding "Loans" under (and as defined in) the 5-Year Revolving Credit Agreement exceeds 33% of the sum of (i) the Aggregate Commitment hereunder plus (ii) the "Aggregate Commitment" under (and as defined in) the 5-Year Revolving Credit Agreement, a utilization fee at the per annum rate set forth on the Pricing Schedule will accrue on the aggregate principal amount of outstanding Loans for the ratable benefit of the Banks. During the period from and after the date of termination of the "Commitments" and the repayment in full in cash of all of the "Loans" under (and as such terms are defined in) the 5-Year Revolving Credit Agreement, but prior to the Commitment Termination Date, for each day on which the aggregate principal amount of outstanding Loans exceeds 33% of the Aggregate Commitment, a utilization fee at the per annum rate set forth on the Pricing Schedule will accrue on the aggregate principal amount of the Loans. From and after the Commitment Termination Date a utilization fee at the per annum rate set forth on the Pricing Schedule will accrue on the aggregate principal amount of outstanding Loans for the ratable benefit of the Banks.

                  SECTION 2.08. Optional Termination or Reduction of Commitments; Conversion to Term Loan.

                  (A) The Company may, upon at least three Eurodollar Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

                  (B) Upon receipt of a notice of termination or reduction pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of the new amount (if any) of such Bank's Commitment and such notice shall not thereafter be revocable by the Company.

                  (C) From and after the Effective Date to and including the Commitment Termination Date, at the Company's option upon written notice (a "NOTICE TO CONVERT") to the Agent (who shall promptly notify each of the Banks), the Company, on behalf of itself and Masco Europe, may convert the then outstanding aggregate principal amount of the Borrowings hereunder to a term loan. The Notice to Convert shall (i) expressly state the date on which such conversion shall occur (such date being the "CONVERSION DATE"), which date shall be a Domestic Business Day occurring on or before the Commitment Termination Date,
         (ii) be irrevocable once given and (iii) constitute a representation and warranty by the Company that the conditions contained in Section
         3.02 have been satisfied as of the date of such Notice to Convert and as of the Conversion Date. Upon delivery of such Notice to Convert, (i) the Borrowers' option to borrow and reborrow Revolving Loans hereunder, shall terminate, (ii) the Aggregate Commitment shall be reduced to zero, and (iii) the outstanding principal balance of all Loans hereunder shall be due and payable on the earlier of (a) the Converted Loan Termination Date and (b) the date on which all Loans shall become due and payable under Article VI.

                  SECTION 2.09. Mandatory Termination of Commitments. The Commitments shall terminate on the Commitment Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date, unless the Borrowers shall have elected to convert the Loans to a term loan in accordance with the provisions of Section 2.08(C), in which case any Loans (together with all accrued interest thereon) shall be due and payable on the Converted Loan Termination Date (or such earlier date as the Loans shall become due and payable pursuant to Article VI).

                  SECTION 2.10. Prepayments.

                  (A) The Borrowers (i) may prepay any Floating Rate Borrowing at any time without penalty on the same day or (ii) upon at least five Eurodollar Business Days' notice to the Agent, subject to Section 2.12, prepay any Eurodollar Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (B) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                  SECTION 2.11. General Provisions as to Payments.

                  (A) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 p.m. (local time) in Dollars on the date when due to the Agent at its address referred to in Section 9.01 or at any other Lending Installation of the Agent with respect to such obligation as specified in writing by the Agent to the Borrowers. Whenever any payment of principal of, or interest on, the Floating Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (B) Unless the Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for the first three days and at the Floating Rate thereafter.

                  (C) Each Loan shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments required to be made by the Borrowers hereunder will be made in immediately available funds and shall be applied ratably by the Agent among the Banks. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds that the Agent received at its address specified pursuant to Section 9.01 or at any Lending Installation specified in a notice received by the Agent from such Bank. The Agent is hereby authorized to charge any account of the relevant Borrower designated by such Borrower as the account from which payments are to be made and maintained with Bank One or any of its affiliates for each payment of principal, interest and fees as it becomes due hereunder.

                  (D) Subject to Section 2.14, all payments of principal of and interest on the Loans and other amounts payable by the Borrowers to any Bank hereunder shall be made by the Borrowers without setoff, deduction or counterclaim and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. Subject to Section 2.14, if any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the relevant Borrower will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder.

         SECTION 2.12. Funding Losses. If any Borrower makes any payment of principal with respect to any Eurodollar Loan (pursuant to Section 2.05, Section 2.10, Article VI, Article VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow any Eurodollar Loan after notice has been given to any Bank in accordance with
Section 2.03(A) or if any Borrower fails to prepay any Eurodollar Loan after notice has been given to any Bank in accordance with Section 2.10(B), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, provided that the determination of such loss or expense is made on a reasonable basis.

         SECTION 2.13. Computation of Interest and Fees. Interest on Floating Rate Loans based on the Prime Rate paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

         SECTION 2.14. Withholding Tax Exemption.

                  (A) At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms), certifying in either case that such Bank is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form W-8BEN or W-8ECI and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms) further undertakes to deliver to each of the Company and the Agent two additional copies of such forms (or any successor or substitute forms) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent to the extent it may lawfully do so, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (B) For any period with respect to which a Bank has failed to provide the Company, the Agent or the relevant Borrower with the appropriate form as required by the foregoing subsection (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to compensation pursuant to the last sentence of Section 2.11(D).

                  SECTION 2.15. Lending Installations. Each Bank will book its Loans at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Bank in accordance with the penultimate sentence of this Section 2.15. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Bank for the benefit of any such Lending Installation. Each Bank may, by written notice to the Agent and the Borrowers in accordance with
Article IX, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made. To the extent reasonably possible, each Bank shall designate a Lending Installation to reduce any liability of a Borrower to such Bank under Article VIII, so long as such designation is not disadvantageous to such Bank in any material respect.

                            ARTICLE III: CONDITIONS


                  SECTION 3.01. Effectiveness of the Original 364-Day Credit Agreement. The Borrowers hereby confirm that on or prior to the Effective Date, each of the following conditions were satisfied (or waived in accordance with Section 9.05):

                  (A) receipt by the Agent of counterparts of the Original 364-Day Credit Agreement signed by each of the parties to the Original 364-Day Credit Agreement (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile or other written confirmation from such party that it has executed a counterpart hereof);

                  (B) receipt by the Agent of an opinion of (x) John R. Leekley, Senior Vice President-General Counsel of the Company, substantially in the form of Exhibit B-1 to the Original 364-Day Credit Agreement and
         (y) De Bandt, Van Hecke, Lagae & Loesch, Luxembourg counsel of Masco Europe, substantially in the form of Exhibit B-2 to the Original 364-Day Credit Agreement, and, in each case, covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (C) receipt by the Agent of a certificate of a duly authorized officer of the Company, dated the Effective Date, certifying that (i) as of such date no Default shall have occurred and be continuing, (ii) as of such date the representations and warranties of the Company contained in this Agreement are true in all material respects and (iii) as of such date there has been no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, considered as a whole, from that reflected in the financial statements referred to in Section 4.04(A) of the Original 364-Day Credit Agreement;

                  (D) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company and Masco Europe, the corporate authority for and the validity of this Agreement and the Loans, and any other matters relevant to the Original 364-Day Credit Agreement, all in form and substance satisfactory to the Agent;

                  (E) receipt by the Agent of a certificate of the chief financial officer or chief accounting officer of the Company setting forth in reasonable detail the calculations required to establish whether the Company is in compliance with the requirements of Sections
         5.02 to 5.04 inclusive as of the most recently completed fiscal quarter for which financial statements had then been made publicly available; and

                  (F) receipt by the Agent of evidence reasonably satisfactory to it that, concurrently with the Banks making the initial Loans under the Original 364-Day Credit Agreement and/or the 5-Year Credit Agreement, (x) all amounts outstanding under each of (i) that certain $1,000,000,000 Amended and Restated Credit Agreement dated March 20, 2000 among the Company, the banks parties thereto and Bank One, NA, as administrative agent, and (ii) that certain $750,000,000 Amended and Restated Credit Agreement, dated as of November 14, 1996, among the Company, the banks parties thereto and Morgan Guaranty Trust Company of New York, as agent (together, the "EXISTING CREDIT AGREEMENTS"), were paid in full, and (y) each of the Existing Credit Agreements were terminated.

                  SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (A) receipt by the Agent of a Notice of Borrowing as required by Section 2.02;

                  (B) the fact that, immediately after such Borrowing, the aggregate outstanding amount of the Loans will not exceed the Aggregate Commitment;

                  (C) the fact that, immediately before and after such Borrowing, (i) in the case of a Refunding Borrowing, no Event of Default shall have occurred and be continuing and (ii) in the case of any other Borrowing, no Default shall have occurred and be continuing; and

                  (D) the fact that the representations and warranties of the Borrowers contained in this Agreement (except Section 4.04(C) and in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.05, 4.06 (other than clause (i) thereof), 4.07,
         4.10 and 4.11) shall be true in all material respects on and as of the date of such Borrowing.


                  Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower requesting such Borrowing on the date of such Borrowing as to the facts specified in clauses (B), (C) and (D) of this Section.

                  SECTION 3.03. Effectiveness of this Agreement. The Banks shall not be required to make any Loans hereunder and this Agreement shall not become effective, unless the Agent shall have received each of the following (with sufficient copies for the Banks):

                  (A) duly executed signature pages to this Agreement from each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile or other written confirmation from such party that it has executed a counterpart hereof);

                  (B) written opinions of each of (x) John R. Leekley, Senior Vice President-General Counsel of the Company, substantially in the form of Exhibit B-1 hereto and (y) De Bandt, Van Hecke, Lagae & Loesch, Luxembourg counsel of Masco Europe, substantially in the form of Exhibit B-2 hereto, and, in each case, covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

                  (C) receipt by the Agent of a certificate of a duly authorized officer of the Company, dated the Closing Date, certifying that (i) as of such date no Default shall have occurred and be continuing, (ii) as of such date the representations and warranties of the Company contained in this Agreement are true in all material respects and (iii) as of such date there has been no material adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, considered as a whole, from that reflected in the financial statements referred to in Section 4.04(A); and

                  (D) such other documents, instruments and agreements as the Agent may reasonably request.

                   ARTICLE IV: REPRESENTATIONS AND WARRANTIES


                  The Company represents and warrants that:

                  SECTION 4.01. Corporate Existence and Power. The Company and its Domestic Subsidiaries and Masco Europe are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of formation, and have all requisite powers and all material governmental licenses, authorizations, consents and approvals required to carry on their businesses, considered as a whole, substantially as now conducted.

                  SECTION 4.02. Corporate and Governmental Authorization; No Contravention; Filing; No Immunity.

                  (A) The execution, delivery and performance by the Company and Masco Europe of this Agreement and the Notes are within the Company's and Masco Europe's respective corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws or other constitutive documents of the Company or Masco Europe or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or Masco Europe or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                  (B) To ensure the enforceability or admissibility in evidence of this Agreement and each Note to which Masco Europe is a party in Luxembourg, it is not necessary that this Agreement or any such Note to which Masco Europe is a party or any other document be filed or recorded with any court or other authority in Luxembourg or that any stamp or similar tax be paid to or in respect of this Agreement or any such Note. The qualification by any Bank or the Agent for admission to do business under the laws of Luxembourg does not constitute a condition to, and the failure to so qualify does not affect, the exercise by any Bank or the Agent of any right, privilege, or remedy afforded to any Bank or the Agent in connection with this Agreement or any Note to which such Masco Europe is a party or the enforcement of any such right, privilege, or remedy against Masco Europe. The performance by any Bank or the Agent of any action required or permitted under this Agreement or any Note will not (i) violate any law or regulation of Luxembourg or any political subdivision thereof, (ii) result in any tax or other monetary liability to such party pursuant to the laws of Luxembourg or political subdivision or taxing authority thereof (other than taxes on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by Luxembourg to the extent such Bank or its Applicable Lending Office shall be situated in Luxembourg), or (iii) violate any rule or regulation of any federation or organization or similar entity of which Luxembourg is a member, except such violations or liabilities, or increases thereof which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

                  (C) Neither Masco Europe nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process. Masco Europe's execution and delivery of this Agreement constitute, and the exercise of its rights and performance of and compliance with its obligations under this Agreement will constitute, private and commercial acts done and performed for private and commercial purposes.

                  SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and Masco Europe, enforceable against them in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity, and the Notes when executed and delivered in accordance with this Agreement will constitute valid and binding obligations of the Company and Masco Europe enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                  SECTION 4.04. Financial Information.

                  (A) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 2000 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Company's 2000 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and their cash flows for such Fiscal Year.

                  (B) The unaudited condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 2001 and the related unaudited condensed statements of consolidated income and consolidated cash flows for the three months then ended, set forth in the Company's quarterly report for the fiscal quarter ended June 30, 2001 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (A) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

                  (C) There has been no material adverse change since December 31, 2000 in the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, as reflected in the financial statements referred to in subsection (B) of this Section.

                  SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in the reasonable opinion of the Company, is likely to have a material adverse effect on the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

                  SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group (i) has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and (ii) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (x) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (y) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, in each case securing an amount greater than $10,000,000 or (z) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts appropriate reviews of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates pertinent liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned or for the lawful operation of its current facilities, required constraints or changes in operating activities, and evaluation of liabilities to third parties, including employees, together with pertinent costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                  SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and/or closed through the Fiscal Year ended December 31, 1997. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which, in the opinion of the Company, adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other like governmental charges are, in the opinion of the Company, adequate.

                  SECTION 4.09. Not an Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 4.10. Compliance with Laws. The Company complies, and has caused each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings,
(ii) no officer of the Company is aware that the Company or the relevant Subsidiary has failed to comply therewith or (iii) the Company has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

                  SECTION 4.11. Foreign Employee Benefit Matters. (a) Each Material Employee Benefit Plan is in compliance with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan; (b) there are no deficiencies in contributions, payments or other funding required of the Company and its Subsidiaries by applicable law or the governing plan documents with respect to any governmental or statutory Foreign Pension Plan, and the present value of the aggregate accumulated benefit obligations under all other Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts for such Plans; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by any member of the ERISA Group (other than a Foreign Pension
Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no actions, suits or claims pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of it or any member of the ERISA Group with respect to any Foreign Employee Benefit Plan, except in each case where such failure to comply, deficiencies, excess obligations, absence of reserves, or actions, suits or claims would not individually or in the aggregate have a material adverse effect on the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

                              ARTICLE V: COVENANTS


                  The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Loan or otherwise hereunder remains unpaid:

                  SECTION 5.01. Information. The Company will deliver to each of the Banks:

                  (A) as soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, whose report shall be without material qualification;

                  (B) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, a condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, the related condensed consolidated statement of income for such quarter and the related condensed consolidated statements of income and cash flows for the portion of such Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified, to the best of his knowledge (subject to normal year-end adjustments), as to fairness of presentation, and consistency with generally accepted accounting principles (except for changes concurred in by the Company's independent public accountants) by the chief financial officer or the chief accounting officer of the Company;

                  (C) simultaneously with the delivery of each set of financial statements referred to in clauses (A) and (B) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.02 to 5.04, inclusive, on the date of such financial statements, (ii) stating, to the best of his or her knowledge, whether any Default exists on the date of such certificate and (iii) if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

                  (D) within 15 days after any officer of the Company becomes aware of the existence of any Default, unless such Default shall have been cured before the end of such 15 day period, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details of such Default and the action which the Company is taking or proposes to take with respect thereto;

                  (E) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

                  (F) promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and similar regular and periodic reports which the Company shall have filed with the Securities and Exchange Commission;

                  (G) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the

         ERISA Group is required or proposes to take; provided that no such certificate shall be required unless the aggregate unpaid actual or potential liability of members of the ERISA Group involved in all events referred to in clauses (i) through (vii) above of which officers of the Company have obtained knowledge and have not previously reported under this clause (G) exceeds $25,000,000;

                  (H) promptly and in any event not more than 5 days after any officer of the Company becomes aware of the occurrence of any event which would cause the representations and warranties set forth in
         Section 4.11 to be in breach as of such date, a certificate of the chief financial officer or chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable Subsidiary of the Company is required or proposes to take;

                  (I) immediately after any officer of the Company obtains knowledge of a change in the rating of the Company's outstanding senior unsecured long-term debt securities by Moody's or S&P, a certificate of the chief financial officer or chief accounting officer of the Company setting forth the details thereof; and

                  (J) from time to time such additional information regarding the financial position or business of the Company as the Agent, at the request of any Bank, may reasonably request.

                  SECTION 5.02. Minimum Consolidated Net Worth. At no time will Consolidated Net Worth be less than Minimum Consolidated Net Worth. "Minimum Consolidated Net Worth" means $2,650,000,000; provided that such amount shall be adjusted at the end of each Fiscal Quarter commencing with the Fiscal Quarter ending on March 31, 2001, as follows:

                  (A) increased by 33% of Consolidated Net Income for such Fiscal Quarter; provided that, if Consolidated Net Income for such Fiscal Quarter is a negative number (a "Consolidated Net Loss"), an amount up to 33% of such Consolidated Net Loss shall be applied first to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this clause (A) during the same Fiscal Year and second to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (A) during the same Fiscal Year; and

                  (B) increased by an amount equal to 50% of all increases in Consolidated Net Worth during such Fiscal Quarter attributable to sales or issuances of the Company's Equity Securities; provided that an amount up to 50% of all decreases in Consolidated Net Worth during such Fiscal Quarter attributable to purchases or other retirements of the Company's Equity Securities shall be applied first to offset any increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (B) at the end of such Fiscal Quarter, second to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this clause (B) and third to reduce (but not below zero) any future increase in

         Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (B).

                  SECTION 5.03. Limitations on Debt.

                  (A) The Company will not at any time, and will not suffer or permit any Consolidated Subsidiary at any time to, create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt and Consolidated Adjusted Net Worth would exceed 55%.

                  (B) The Company will not at any time suffer or permit any Consolidated Subsidiary to create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the aggregate outstanding amount (determined at that time) of Debt of all Consolidated Subsidiaries (other than Debt owed to the Company or one or more other Consolidated Subsidiaries) would exceed 30% of Consolidated Net Worth.

                  (C) Subsections (A) and (B) above shall not prevent (i) the Company from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding (as such term is defined in this subsection) an equal or greater principal amount of Debt then outstanding of the Company or of Debt then outstanding of a Consolidated Subsidiary, or (ii) a Consolidated Subsidiary from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding an equal or greater principal amount of Debt then outstanding of such Consolidated Subsidiary, or (iii) the creation, incurrence, issuance, guarantee or assumption of Debt owed to or owned by the Company or a Consolidated Subsidiary; provided, that in no event shall the aggregate principal amount of any such extending, renewing or Refunding Debt under clause
         (i) or (ii) above exceed the aggregate principal amount of the Debt being extended, renewed or Refunded. For purposes of this subsection
         (C), Debt is deemed to be for the purpose of "Refunding" other Debt if and to the extent that (i) no later than 5 Domestic Business Days after the refunding Debt is incurred, the Company delivers to the Agent written notice stating that the purpose of such Debt is to refund outstanding Debt and specifying the Debt to be refunded, (ii) the proceeds of such refunding Debt are held in the form of cash or High Quality Investments (free of any Lien except a Lien securing the specified Debt to be refunded) until such specified Debt is repaid and
         (iii) such specified Debt to be refunded is repaid within 45 days after the refunding Debt is incurred.

                  (D) For purposes of the limitations provided in, and computations under, this Section, (i) when an entity becomes a Consolidated Subsidiary it shall be deemed to create at such time all the Debt it has outstanding immediately after such time (provided that, if after giving effect to this clause (i), the aggregate outstanding amount of Debt of all Consolidated Subsidiaries (other than Debt owed to the Company or one or more other Consolidated Subsidiaries) would be greater than 30% but less than 60% of Consolidated Net Worth, this clause (i) shall not apply at the time such entity becomes a Consolidated Subsidiary, but such entity shall be deemed to create on the 15th day after it becomes a Consolidated Subsidiary all the Debt it has outstanding on such 15th day), (ii) the disposition (other than to a Consolidated Subsidiary or the Company) by the Company or a Subsidiary of capital stock of any Consolidated Subsidiary which holds Debt of the Company or any other Consolidated Subsidiary so that the Consolidated Subsidiary ceases to be a Consolidated Subsidiary after such disposition shall be deemed the creation of such Debt, and
         (iii) the disposition (other than to a Consolidated Subsidiary or the Company) of Debt of the Company or any Consolidated Subsidiary by any Consolidated Subsidiary or the Company shall be deemed the creation of such Debt.

                  SECTION 5.04. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (A) Liens existing on June 30, 2000 securing Debt outstanding on June 30, 2000 in an aggregate principal amount not exceeding $50,000,000;

                  (B) any Lien existing on any asset of any entity at the time such entity becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (C) any Lien on any asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or acquiring a corporation or other entity which owned such asset); provided that such Lien attaches to such asset concurrently with or within 90 days after such acquisition;

                  (D) any Lien on any asset of any entity existing at the time such entity is merged or consolidated with or into the Company or a such Consolidated Subsidiary and not created in contemplation of such event;

                  (E) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (F) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

                  (G) any Lien in favor of the holder of indebtedness (or any Person or entity acting for or on behalf of such holder) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and no Default under Section 6.01(J) shall have occurred and is continuing in connection therewith;

                  (H) Liens incidental to the normal conduct of its business or the ownership of its assets which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Company and its Consolidated Subsidiaries taken as a whole or in the aggregate materially impair the use thereof in the operation of the business of the Company and its Consolidated Subsidiaries taken as a whole; and

                  (I) Liens securing Debt which are not otherwise permitted by the foregoing clauses of this Section; provided that (i) the aggregate outstanding principal amount of Debt secured by all such Liens on current assets shall not at any time exceed 20% of Consolidated Current Assets and (ii) the aggregate outstanding principal amount of Debt secured by all such Liens (including Liens referred to in clause (i) of this proviso) shall not at any time exceed the sum of (A) 20% of Consolidated Current Assets plus (B) 3% of Consolidated Net Worth.

                  SECTION 5.05. Consolidations, Mergers and Sale of Assets.

                  (A) Neither the Company nor Masco Europe will directly or indirectly sell, lease, transfer or otherwise dispose of all or substantially all of its assets, or merge or consolidate with any other Person, or acquire any other Person through purchase of assets or capital stock, unless either (i) the Company or Masco Europe, as applicable, shall be the continuing or surviving corporation or (ii) the successor or acquiring corporation (if other than the Company or Masco Europe, as applicable) shall be a corporation organized under the laws of (x) one of the States of the United States of America in the case of a merger or consolidation of the Company, or (y) the Grand Duchy of Luxembourg in the case of a merger or consolidation of Masco Europe, and shall assume, by a writing satisfactory in form and substance to the Required Banks, all of the obligations of the Company or Masco Europe, as applicable, under this Agreement and the Notes, including all covenants herein and therein contained, in which case such successor or acquiring corporation shall succeed to and be substituted for the Company or Masco Europe, as applicable, with the same effect as if it had been named herein as a party hereto.

                  (B) No disposition of assets, merger, consolidation or acquisition referred to in subsection (A) of this Section shall be permitted if, immediately after giving effect thereto, the Company would be in Default under any of the terms or provisions of this Agreement.

                  SECTION 5.06. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings,
(ii) no officer of the Company is aware that the Company or any Subsidiary has failed to comply therewith or (iii) the Company has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations the Company and its Consolidated Subsidiaries, taken as a whole.

                  SECTION 5.07. Use of Proceeds. The Borrowers shall use the proceeds of the Loans to provide funds for general corporate purposes, including, commercial paper liquidity, acquisitions, refinancing of Debt (including, without limitation, Debt under the agreements described in Section 3.01(F)) and working capital purposes. None of the proceeds of the Loans made under this Agreement will be used in violation of any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System).

                  SECTION 5.08. Insurance. The Company and its Consolidated Subsidiaries considered as a whole will maintain with financially sound and reputable insurance companies insurance in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to the Agent upon request full information as to the insurance carried; provided, that the Company and its Subsidiaries may self-insure to the extent the Company reasonably determines that such self insurance is consistent with prudent business practice.

                  SECTION 5.09. Inspection. The Company will, and will cause each Subsidiary to, permit the Agent, by its representatives and agents, to inspect any of the property, books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such times and intervals, having due regard for the ongoing business of the Company and its Subsidiaries, as the Agent may reasonably request.

                              ARTICLE VI: DEFAULTS

                  SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                  (A) any Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest or fees payable under this Agreement;

                  (B) the Company shall fail to observe or perform any covenant contained in Sections 5.02 to 5.05, inclusive;

                  (C) the Company or Masco Europe shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (A) or (B) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

                  (D) any representation, warranty, certification or statement made by the Company or Masco Europe in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; provided that, if any representation and warranty deemed to have been made by the Company or Masco Europe pursuant to the last sentence of Section
         3.02 as to the satisfaction of the condition of borrowing set forth in clause (C)(i) of Section 3.02 shall have been incorrect solely by reason of the existence of an Event of Default of which the Company was not aware when such representation and warranty was deemed to have been made and which was cured before or promptly after the Company became aware thereof, then such representation and warranty shall be deemed not to have been incorrect in any material respect;

                  (E) the Company or any of its Consolidated Subsidiaries shall fail to make one or more payments in respect of any Material Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $75,000,000) when due or within any applicable grace period, and such failure has not been waived;

                  (F) the Company or any Consolidated Subsidiary shall fail to observe or perform any term, covenant or agreement contained in (i) any instrument or agreement (other than this Agreement) by which it is bound relating to Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $75,000,000), (ii) the 5-Year Revolving Credit Agreement, (iii) the DM400,000,000 Term Loan Facility, or (iv) the DM350,000,000 Multicurrency Revolving Credit Facility, or any other event or condition referred to therein shall occur (including, without limitation, any "Default" or "Termination Event" as defined therein), and the effect of all such failures, events and conditions (each a "default") is to cause the maturity of any Material Debt to be accelerated or to permit (any applicable period of grace having expired and any required notice having been given) the holder or holders of any Material Debt (or any Person acting on their behalf) to accelerate the maturity thereof;

                  (G) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it under any such law, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or a resolution shall be adopted by either the shareholders or the board of directors of such corporation to authorize any of the foregoing;

                  (H) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary in any United States Federal court or other court of competent jurisdiction seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, and in each case such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Significant Subsidiary as debtors under the federal bankruptcy laws as now or hereafter in effect;

                  (I) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000 or; the institution by the PBGC or any similar foreign governmental authority of proceedings to terminate a Foreign Pension Plan which could reasonably be expected to subject the Company and its Subsidiaries, taken as a whole, to liability in excess of $50,000,000 (a "Material Foreign Pension Plan"); or a foreign governmental authority shall appoint or institute proceedings to appoint a trustee to administer any Material Foreign Pension Plan in place of the existing administrator; provided that no Event of Default shall exist under this clause (I) with respect to any Prior Plan unless it is reasonably likely that one or more members of the ERISA Group is liable with respect to the relevant Unfunded Liabilities or current payment obligation, as the case may be;

                  (J) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days; or

                  (K) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 30% or more of the outstanding shares of common stock of the Company; or Continuing Directors shall cease to constitute a majority of the board of directors of the Company; or the Company shall cease to be (directly or through its wholly-owned Subsidiaries) the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Act) directly or indirectly of at least 100% of the voting power of the outstanding capital stock of Masco Europe ordinarily having the right to vote at an election of directors;

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Required Banks, by notice to the Borrowers declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause (G) or (H) above with respect to the Company or any Significant Subsidiary, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                  SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(C) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

                             ARTICLE VII: THE AGENT

                  SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  SECTION 7.02. Agent and Affiliates. Bank One shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Bank One and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

                  SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

                  SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  SECTION 7.05. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable (i) to the Banks for any action taken or not taken by such Person in connection herewith with the consent or at the request of the Required Banks or all Banks, if applicable, or
(ii) to the Banks or any Borrower for any action taken or not taken by such Person in the absence of such Person's own gross negligence or willful misconduct. Neither the Agent, the Arrangers nor any of their directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

                  SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

                  SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                  SECTION 7.09. Agent's and Arrangers' Fees. The Company shall pay to each of the Agent and the Arrangers for their own account such fees as agreed upon between the Company, the Agent and the Arrangers and set forth in a separate fee letter among the Agent, the Syndication Agent the Arrangers and the Company.

                  SECTION 7.10. Agent, Arrangers, Documentation Agent, Syndication Agent. None of the Agent, the Arrangers, the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of such Banks or the Agent shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments with respect to such Banks as it makes with respect to the Agent in Section 7.07.

                     ARTICLE VIII: CHANGE IN CIRCUMSTANCES

                  SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurodollar Borrowing:

                  (A) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (B) the Required Banks advise the Agent that the Eurodollar Reference Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (x) the obligations of the Banks to make, continue or convert Eurodollar Loans shall be suspended, and (y) each affected Loan shall be converted into a Floating Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Agent at least two Domestic Business Days before the date of any such Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Floating Rate Borrowing.

                  SECTION 8.02. Illegality. If, after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to honor its binding legal obligation hereunder to make, maintain or fund its Eurodollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurodollar Loans to such Borrower or to continue outstanding Loans to such Borrower as Eurodollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. After giving such notice, such Loan of such Bank then outstanding shall be converted to a Floating Rate Loan either (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain and fund such Loan as a Eurodollar Loan in Dollars to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such loan as a Eurodollar Loan in Dollars to such day. Interest and principal on any such Floating Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Eurodollar Loans of the other Banks.

                  SECTION 8.03. Increased Cost and Reduced Return.

                  (A) If on or after the Effective Date, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Change in Law"):

                           (i) shall subject any Bank (or its Applicable Lending
                  Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Loans, or any other amounts due under this Agreement in respect of its Eurodollar Loans, or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by the United States of America or any State or political subdivision thereof or imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                           (ii) shall impose, modify or deem applicable any
                  reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Eurodollar Loan, any such requirement included in an applicable Eurodollar Reserve Percentage, associated cost rate or other applicable reserve rate), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

         and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that, such Bank shall not be entitled to such compensation for increased costs or reductions incurred more than 90 days prior to the date on which it actually demands (or notifies the relevant Borrower that it will demand) such compensation, provided, further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect. If any Bank demands compensation under this subsection (A), the relevant Borrower may at any time, upon at least five Eurodollar Business Days' prior notice to such Bank through the Agent, prepay in full each then outstanding affected Eurodollar Loan of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying each such Eurodollar Loan of such Bank, such Borrower shall borrow a Floating Rate Loan in an equal principal amount from such Bank for an Interest Period coinciding with the remaining term of the Interest Period applicable to such Eurodollar Loan, and such Bank shall make such a Loan notwithstanding any provision herein to the contrary.

                  (B) If any Bank shall have determined that, after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that such Bank shall not be entitled to such compensation for reductions incurred more than 90 days prior to the date on which it actually demands (or notifies the Company that it will demand) such compensation, provided, further that if the Change in Law giving rise to such reductions in retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  (C) Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the Effective Date, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that the determination of such amount or amounts is made on a reasonable basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  SECTION 8.04. Substitute Loans. If (i) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 8.02 or
(ii) any Bank has demanded compensation under Section 8.03 and the Company shall, by at least five Eurodollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.04 shall apply to such Bank, then, unless and until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Eurodollar Loans shall be made instead as Floating Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks, as applicable). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Floating Rate Loan made in substitution of a Eurodollar Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loans of the other Banks.

                  SECTION 8.05. Substitution of Bank. If (i) any Bank shall have failed to fund its pro rata share of any Loan requested by any Borrower hereunder which such Bank is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 8.02 or (iii) any Bank has demanded compensation under Section 2.11(D) or Section 8.03, (any such Bank affected by clauses (i), (ii) or (iii), herein an "AFFECTED BANK"), the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute financial institution or institutions (which may be one or more of the Banks) to purchase the Loans and Notes and assume the Commitment of such Bank in accordance with the provisions of Section 9.06(C) and the Company may make written demand on such Affected Bank (with a copy to the Agent) for the Affected Bank to assign, and such Affected Bank shall use commercially reasonable efforts to assign pursuant to one or more duly executed Assignment and Assumption Agreements five
(5) Business Days after the date of such demand, to one or more financial institutions which the Company or the Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT BANK"), all of such Affected Bank's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 9.06(C). No such assignment by an Affected Bank shall be required unless with respect to such assignment the Affected Bank shall have concurrently received, in cash, all amounts due and owing to the Affected Bank hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Bank, together with accrued interest and fees through the date of such assignment, amounts payable under Sections 2.11(D), 2.12, 8.03 and 9.03 with respect to such Affected Bank and compensation payable under Section 2.07.

                           ARTICLE IX: MISCELLANEOUS

                  SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address or its facsimile or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address or its facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 9.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this
Section 9.01; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

                  SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 9.03. Expenses; Documentary Taxes; Indemnification.

                  (A) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent and the Arrangers, including reasonable fees and disbursements of counsel for the Agent and the Arrangers, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the Arrangers and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

                  (B) The Company agrees to indemnify and defend the Agent, the Arrangers and each Bank and their respective directors, officers, agents, employees and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses substantially relating to or arising out of this Agreement or any Borrower's actual or proposed use of proceeds of Loans hereunder, including but not limited to reasonable attorney's fees and settlement costs; provided that (x) the foregoing indemnity shall not apply to any losses, liabilities, claims, damages or expenses that (i) do not relate to or arise out of this Agreement or (ii) relate to the activities of the parties hereto (other than the Company and its Affiliates) in connection herewith and (y) neither the Agent, the Arrangers nor any Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

                  (C) In the event that any action taken by any Bank or Agent under this Agreement or any Note results in any tax or other monetary liability to such party pursuant to the laws of Luxembourg or political subdivision or taxing authority thereof (other than taxes on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by Luxembourg to the extent such Bank or its Applicable Lending Office shall be situated in Luxembourg), Masco Europe hereby agrees to indemnify such Bank or the Agent, as the case may be, against (x) any such tax or other monetary liability and
         (y) any increase in any tax or other monetary liability which results from such action by such Bank or the Agent and, to the extent Masco Europe makes such indemnification, the incurrence of such liability by the Agent or any Bank will not constitute a Default.

                  SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Loans. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent and no amendment of any provision of this Agreement which subjects any Designated Lender to any additional obligation hereunder shall be effective with respect to such Designated Lender without the written consent of such Designated Lender or its Designating Lender), provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of the Commitments, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) amend Article X, or (vi) amend this Section 9.05.

                  SECTION 9.06. Successors and Assigns.

                  (A) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, except as provided in Section 5.05.

                  (B) Any Bank may at any time grant to one or more banks or other institutions, including a Designated Lender, (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (C) or (D) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (B).

                  (C) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, but not less than the lesser of (i) $10,000,000 and in multiples of $1,000,000 (or such lesser amounts as shall be consented to by the Agent and the Company, which consent will not unreasonably be withheld) or (ii) the remaining amount of the assigning Bank's commitment (calculated as at the date of such assignment) of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent (which consent will not unreasonably be withheld); provided that if an Assignee is a Bank, or an affiliate of such transferor Bank that is a financial institution, or if an Event of Default has occurred and is continuing, no such consent of the Company shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (C), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $4,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

                  (D) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Loans and Notes, if any, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

                  (E) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
         8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or
         8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (F) Designated Lender.

                           (i) Subject to the terms and conditions set forth in
                  this Section 9.06, any Bank may from time to time elect to designate an Eligible Designee to provide all or any part of the Loans to be made by such Bank pursuant to this Agreement; provided the designation of an Eligible Designee by any Bank for purposes of this Section 9.06 shall be subject to the approval of the Borrowers and the Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit E hereto (a "DESIGNATION AGREEMENT") and the acceptance thereof by the Borrowers and the Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Loans to be made by the Designating Lender pursuant to the terms of this Agreement and the making of such Loans or portion thereof shall satisfy the obligation of the Designating Lender to the same extent, and as if, such Loan was made by the Designating Lender. As to any Loan made by it, each Designated Lender shall have all the rights a Bank making such Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender and (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Bank in respect of Loans made by its Designated Lender. No additional Notes shall be required with respect to Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Loan funded by such Designated Lender; provided, further, that any Designated Lender may request a
                  Note in accordance with Section 2.05(D). Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor the Agent shall be responsible for any Designating Lender's application of any such payments. In addition, any Designated Lender may (i) with notice to, but without the consent of the Borrowers and the Agent, assign all or portions of its interests in any Loans to its Designating Lender or to any financial institution consented to by the Borrowers and the Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and
                  (ii) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person's customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

                           (ii) Each party to this Agreement hereby agrees that
                  it shall not institute against, or join any other person in instituting against any Designated Lender any bankruptcy, reorganization, arrangements, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of their inability to institute any such proceeding against such Designated Lender. This
                  Section 9.06(F) shall survive the termination of this Agreement.

                  SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  SECTION 9.08. Confidentiality. Each Bank agrees that all documentation and other information made available by the Borrowers to such Bank, whether under the terms of this Agreement or any other loan agreement, shall (except to the extent required by legal or governmental process or otherwise by law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of any Bank, or was theretofore known to such Bank independent of any disclosure thereto by the Borrowers) be held in the strictest confidence by such Bank and used solely in connection with administration of loans from time to time outstanding from such Bank to the Borrowers; provided that (i) such Bank may disclose such documentation and other information to its affiliates or any other bank or other institution to which such Bank sells or proposes to sell a participation in its Loans hereunder, if such affiliate or other bank or institution, prior to such disclosure, agrees for the benefit of the Borrowers to comply with the provisions of this Section, (ii) such Bank may disclose the provisions of this Agreement and the Notes and the amounts, maturities and interest rates of its Loans to any purchaser or potential purchaser of such Bank's interest in any Loan and (iii) such Bank may disclose such documentation and other information to the extent required, in such Bank's good faith judgment, to enforce its rights under this Agreement and the Notes.

                  SECTION 9.09. Severalty of Obligations. The obligations of the Banks hereunder are several. No failure by any Bank to perform its obligations hereunder shall relieve any other Bank of its obligations hereunder, and no Bank shall be responsible for the performance of any other Bank's obligations hereunder or for any action taken or omitted by any other Bank hereunder.

                  SECTION 9.10. Illinois Law; Submission to Jurisdiction. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of Illinois. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

                  SECTION 9.12. WAIVER OF JURY TRIAL; SERVICE OF PROCESS.

                  (A) EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (B) EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01, AND MASCO EUROPE HEREBY IRREVOCABLY APPOINTS THE COMPANY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF AS ITS AGENT FOR SERVICE OF PROCESS OUT OF ANY OF THE COURTS REFERRED TO IN SECTION 9.10. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                              ARTICLE X: GUARANTY


                  As an inducement to the Banks and the Agent to enter into the transactions contemplated by this Agreement, the Company agrees with the Banks and the Agent as follows:

                  SECTION 10.01. Guarantee of Obligations.

                  (A) The Company hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Loans and all other obligations of Masco Europe to the Banks and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, fees, reimbursement obligations, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of Masco Europe hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of Masco Europe and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Company hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

                  (B) If for any reason any duty, agreement or obligation of Masco Europe contained in this Agreement shall not be performed or observed by Masco Europe as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, the Company undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which Masco Europe may have or assert, and regardless of any other condition or contingency.

                  SECTION 10.02. Nature of Guaranty. The obligations of the Company hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agent and are not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by the Company.

                  SECTION 10.03. Waivers and Other Agreements. The Company hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against Masco Europe before demanding payment under or seeking to enforce the obligations of the Company hereunder, (b) covenants that the obligations of the Company hereunder will not be discharged except by complete performance of all obligations of Masco Europe contained in this Agreement and the Notes, (c) agrees that the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or the Notes, or any limitation on the liability of Masco Europe thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws),
(d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by Masco Europe under or in connection with this Agreement or the Notes, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Company hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by Masco Europe to the Banks or the Agent which may be required to be returned to Masco Europe or to their representative or to a trustee, custodian or receiver for Masco Europe.

                  SECTION 10.04. Obligations Absolute. The obligations, covenants, agreements and duties of the Company under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Company: (a) an assignment or transfer, in whole or in part, of the Loans made to Masco Europe or of this Agreement or any Note although made without notice to or consent of the Company, or (b) any waiver by any Bank or the Agent or by any other person, of the performance or observance by Masco Europe of any of the agreements, covenants, terms or conditions contained in this Agreement or in the Notes, or (c) any indulgence in or the extension of the time for payment by Masco Europe of any amounts payable under or in connection with this Agreement or any Note, or of the time for performance by Masco Europe of any other obligations under or arising out of this Agreement or any Note, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of Masco Europe set forth in this Agreement or any Note (the modification, amendment or waiver from time to time of this Agreement and the Notes being expressly authorized without further notice to or consent of the Company), or (e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Masco Europe or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting Masco Europe or any of its assets, or (f) the merger or consolidation of Masco Europe or the Company with any other person, or (g) the release of discharge of Masco Europe or the Company from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any Note, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Company hereunder.

                  SECTION 10.05. No Investigation by Banks or Agent. The Company hereby waives unconditionally any obligation which, in absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Company has requested that the Banks and the Agent not undertake such investigation. The Company hereby expressly confirms that the obligations of the Company hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

                  SECTION 10.06. Indemnity. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Company under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, the Company as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

                  SECTION 10.07. Subordination, Subrogation, Reinstatement, Etc. The Company agrees that any present or future indebtedness, obligations or liabilities of Masco Europe to Company (the "INTERCOMPANY INDEBTEDNESS") shall be fully subordinate and subject in right of payment to the prior payment, in full and in cash, of any and all present or future indebtedness, obligations or liabilities of Masco Europe to the Banks and the Agent; provided, that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing the Company may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness to the extent not otherwise prohibited by the terms of this Agreement. Notwithstanding any right of the Company to ask, demand, sue for, take or receive any payment from Masco Europe, all rights, liens and security interests of the Company, whether now or hereafter arising and howsoever existing, in any assets of Masco Europe shall be and are subordinated to the rights of the Banks and the Agent in those assets. The Company agrees that until the Obligations (other than contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to this Agreement have been terminated, the Company will not assign or transfer to any Person (other than the Agent) any claim the Company has or may have against Masco Europe. The Company waives any right of subrogation to the rights of any Bank or the Agent against Masco Europe or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which the Company may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of Masco Europe, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full, and to the extent the Company is an "insider" as defined in Section 101(2) of the United States Bankruptcy Code, such waiver shall be permanent and shall not be revoked or terminated in any event, including payment in full of the principal and interest of the Guaranteed Obligations. If at any time any payment of any Guaranteed Obligations by Masco Europe is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Masco Europe or otherwise, each of the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed by their respective authorized officers as of the day and year first above written.

                                  MASCO CORPORATION


                                  By: /s/ Robert B. Rosowski
                                      ------------------------------------------
                                      Title:  Vice President - Controller
                                              and Treasurer
                                  21001 Van Born Road
                                  Taylor, Michigan 48180
                                  Attention: President and Senior Vice President
                                             General Counsel
                                  Telecopy Number: (313) 374-6135


                                  MASCO EUROPE S.A.R.L.


                                  By: /s/ Robert B. Rosowski
                                      ------------------------------------------
                                      Title: Manager
                                  c/o Masco Corporation
                                  21001 Van Born Road
                                  Taylor, Michigan 48180
                                  Attention: President and Senior Vice President
                                             General Counsel
                                  Telecopy Number: (313) 374-6135



























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                   BANK ONE, NA, (Main Office Chicago), as Agent and as a Bank


                                   By: /s/
                                       -----------------------------------------
                                       Title: Senior Managing Director
                                   Attention:  Mr. Richard Huttenlocher
                                   611 Woodward, Suite MI18074
                                   Detroit, Michigan 48226
                                   Telephone Number: (313) 225-2259
                                   Telecopy Number: (313) 225-2290

























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                    CITIBANK, N.A., as Syndication Agent and as a Lender


                                    By: /s/ Carolyn Kee
                                        ----------------------------------------
                                    Title:   Vice President
                                    Attention:  Carolyn Kee
                                    390 Greenwich St., 1st Floor
                                    New York, NY  10013
                                    Telephone Number: (212) 723-6920
                                    Telecopy Number: (212) 723-8548






















SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       COMMERZBANK AG, NEW YORK AND GRAND CAYMAN
                                       BRANCHES, as Documentation Agent and as
                                       a Lender


                                       By: /s/ Graham A. Warning
                                           -------------------------------------
                                       Title:       Assistant Treasurer


                                       By: /s/
                                            ------------------------------------
                                       Title:       Senior Vice President
                                       Attention:  Mr. John Marlatt
                                       20 South Clark, Suite 2700
                                       Chicago, Illinois  60603
                                       Telephone Number: (312) 795-1625
                                       Telecopy Number: (312) 236-2827



















SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                             COMERICA BANK, as a Lender


                                             By: /s/ Nicholas G. Mester
                                                 -------------------------------
                                             Title:      Vice President
                                             Attention:  Mr. Nicholas G. Mester
                                             m/c 3265
                                             500 Woodward Avenue
                                             Detroit, Michigan  48226
                                             Telephone Number: (313) 222-9168
                                             Telecopy Number: (313) 222-3776































SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                            BARCLAYS BANK PLC, as a Lender


                                            By: /s/
                                                --------------------------------
                                            Title:      Director
                                            Attention:  Ms. Christina Batiz
                                            222 Broadway
                                            New York, New York  10038
                                            Telephone Number: (212) 412-3701
                                            Telecopy Number: (212) 412-5306





























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                          KEY BANK NATIONAL ASSOCIATION, as a
                                          Lender




                                          By: /s/ J.T. Taylor
                                              ----------------------------------
                                          Title:       Vice President
                                          Attention:  Mr. J.T. Taylor
                                          127 Public Square, 6th Floor
                                          Cleveland, OH 44114
                                          Telephone Number: (216) 689-3589
                                          Telecopy Number: (216) 689-4981































SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                              ROYAL BANK OF CANADA, as a Lender


                                              By: /s/
                                                  ------------------------------
                                              Title:      Senior Manager
                                              Attention:  Mr. N.G. Millar
                                              One Liberty Plaza, 4th Floor
                                              New York, New York  10006-1404
                                              Telephone Number: (212) 428-6363
                                              Telecopy Number: (212) 809-7148






























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                             MERRILL LYNCH BANK USA, as a Lender


                                             By: /s/
                                                 -------------------------------
                                             Title:      Vice President and
                                                         Senior Credit Officer
                                             Attention:  Mr. Butch Alder
                                             15 W. South Temple, Suite 300
                                             Salt Lake City, UT 84121
                                             Telephone Number: (801) 526-8324
                                             Telecopy Number: (801) 531-7470




















SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                         THE BANK OF TOKYO-MITSUBISHI, LTD.
                                         CHICAGO BRANCH, as a Lender


                                         By: /s/
                                             -----------------------------------
                                         Title:      Deputy General Manager
                                         Attention:  Mr. Thomas Denio
                                         227 West Monroe Street, Suite 2300
                                         Chicago, Illinois  60606
                                         Telephone Number: (312) 696-4665
                                         Telecopy Number: (312) 696-4535


































SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       CREDIT LYONNAIS NEW YORK BRANCH,
                                       as a Lender


                                       By: /s/ Joseph A. Philbin
                                           -------------------------------------
                                       Title:     VP Senior Relationship Manager
                                       Attention: Joseph A. Philbin

                                       Telephone Number: (312) 220-7314
                                       Telecopy Number: (312) 641-0527
















SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       THE DAI-ICHI KANGYO BANK, LTD.,
                                       as a Lender


                                       By: /s/ Michael Pleasants
                                           -------------------------------------
                                       Title:      General Manager
                                       Attention:  Mr. Michael Pleasants
                                       10 South Wacker Drive, 26th Floor
                                       Chicago, IL  60606
                                       Telephone Number: (312) 715-6361
                                       Telecopy Number: (312) 876-2011



























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       SVENSKA HANDELSBANKEN AB (PUBL),
                                       as a Lender


                                       By: /s/
                                           -------------------------------------
                                       Title:      Senior Vice President


                                       By: /s/
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Mr. Henrik Jensen
                                       153 E. 53rd Street, 37th Floor
                                       New York, NY 10022-4678
                                       Telephone Number: (212) 326-5125
                                       Telecopy Number: (212) 326-2705



























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       BANCA NAZIONALE DEL LAVORO S.P.A,
                                       NEW YORK BRANCH, as a Lender


                                       By: /s/ Leonardo Valentini
                                           -------------------------------------
                                       Title:      First Vice President


                                       By: /s/ Juan J. Cortes
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Mr. Juan J. Cortes
                                       25 West 51st Street
                                       New York, NY 10019
                                       Telephone Number: (212) 314-0295
                                       Telecopy Number: (212) 765-2978























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       BNP PARIBAS, as a Lender


                                       By: /s/ Rosalie C. Hawley
                                           -------------------------------------
                                       Name:   Rosalie C. Hawley
                                       Title:  Director


                                       By: /s/ Richard L Sted
                                           -------------------------------------
                                       Name:   Richard L. Sted
                                       Title:  Central Region Manger



                                       Attention:  Rosalie C. Hawley
                                       Telephone Number: (312) 977-2203
                                       Telecopy Number: (312) 977-1380



















SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       BANK HAPOALIM B.M., as a Lender


                                       By: /s/ Michael J. Byrne
                                           -------------------------------------
                                       Title:  Vice President & Senior Lending
                                               Officer

                                       By: /s/
                                           -------------------------------------
                                       Title:  Vice President

                                       Attention:  Thomas J. Hepperle
                                       225 N. Michigan Avenue
                                       Suite 900
                                       Chicago, Illinois  60601-7601
                                       Telephone Number: (312) 228-6420
                                       Telecopy Number: (312) 228-6490


























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       DANSKE BANK A/S CAYMAN ISLANDS
                                       BRANCH, as a Lender


                                       By: /s/ M.K. Crawford
                                           -------------------------------------
                                       Title:      Vice President


                                       By: /s/
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Mr. M.K. Crawford
                                       Danske Bank, Cayman Islands Branch
                                       c/o New York Branch
                                       299 Park Ave, 14th Floor
                                       New York, NY 10171-1499
                                       Telephone Number: (212) 984-8955
                                       Telecopy Number: (212) 984-9567



























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       THE NORTHERN TRUST COMPANY, as a Lender


                                       By: /s/ Chris McKean
                                           -------------------------------------
                                       Title:      Second Vice President
                                       Attention:  Chris McKean
                                       50 S. La Salle St. B11
                                       Chicago, IL  60675
                                       Telephone Number: (312) 557-2638
                                       Telecopy Number: (312) 444-5055






























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       STANDARD FEDERAL BANK N.A., as a Lender


                                       By: /s/
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Mr. John Bebb
                                       2600 West Big Beaver Road
                                       Troy, Michigan 48084
                                       Telephone Number: (248) 822-5701
                                       Telecopy Number: (248) 822-5748




















SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       THE INDUSTRIAL BANK OF JAPAN,
                                       LIMITED, as a Lender


                                       By: /s/ Walter Wolff
                                           -------------------------------------
                                       Title: Joint General Manager and Group
                                              Head
                                       Attention:  Walter Wolff
                                       227 West Monroe, Suite 2600
                                       Chicago, Illinois  60606
                                       Telephone Number: (312) 855-8254
                                       Telecopy Number: (312) 855-8200

























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       BANCA DI ROMA - CHICAGO BRANCH, as a
                                       Lender


                                       By: /s/
                                           -------------------------------------
                                       Title:      Senior Vice President


                                       By: /s/
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Mr. James Semonchik
                                       225 West Washington, Suite 1200
                                       Chicago, Illinois  60606
                                       Telephone Number: (312) 704-2629
                                       Telecopy Number: (312) 726-3058





















SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       THE BANK OF NEW YORK, as a Lender


                                       By: /s/ Randolph E.J. Medrano
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Mr. Randolph E.J. Medrano
                                       One Wall Street
                                       New York, New York  10286
                                       Telephone Number: (212) 635-6804
                                       Telecopy Number: (212) 635-7970






















SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       DEXIA BANQUE INTERNATIONALE A
                                       LUXEMBOURG S.A., as a Lender


                                       By: /s/
                                           -------------------------------------
                                       Title:      Assistant Vice President


                                       By: /s/
                                           -------------------------------------
                                       Title:      Manager
                                       Attention:  Mr. Yves Biewer
                                       69, route d'Esch
                                       L- 2953 Luxembourg
                                       Telephone Number: (352) 4590-4786
                                       Telecopy Number: (352) 4590-3444

























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       FIFTH THIRD BANK - EASTERN MICHIGAN, as a
                                       Lender


                                       By: /s/
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Mr. Thomas J. Kessel
                                       2280 West Big Beaver Road
                                       Troy, Michigan 48084
                                       Telephone Number: (248) 458-5539
                                       Telecopy Number: (248) 458-5799























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       MERITA BANK PLC, as a Lender


                                       By: /s/
                                           -------------------------------------
                                       Title:


                                       By: /s/ Thomas P. Hickey
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Thomas P. Hickey
                                       437 Madison Avenue
                                       New York, NY 10022
                                       Telephone Number: (212) 318-9306
                                       Telecopy Number: (212) 318-9318

























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       PNC BANK, NATIONAL ASSOCIATION, as a
                                       Lender


                                       By: /s/ Philip K. Liebscher
                                           -------------------------------------
                                       Title:      Vice President
                                       Attention:  Philip K. Liebscher
                                       ___________________________
                                       ___________________________

                                       Telephone Number: (412) 762-3202
                                       Telecopy Number: (412) 762-6484

































SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       THE NORINCHUKIN BANK, NEW YORK BRANCH,
                                       as a Lender


                                       By: /s/
                                           -------------------------------------
                                       Title:      Joint General Manager
                                       Attention:  Mr. Nicholas Fiore
                                       245 Park Avenue, 29th Floor
                                       New York, New York  10167
                                       Telephone Number: (212) 697-1717 Ext. 236
                                       Telecopy Number: (212) 697-5754

























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                       UNICREDITO ITALIANO, as a Lender


                                       By: /s/Charles Michael
                                           -------------------------------------
                                       Name:      Charles Michael
                                       Title:     Vice President


                                       By: /s/ Saiyed Abbas
                                           -------------------------------------
                                       Name:      Saiyed Abbas
                                       Title:     Vice President


                                       Attention:  Mr. Charles Michael
                                                Vice President
                                       375 Park Avenue, 2nd Floor
                                       New York, NY  10152
                                       Telephone Number: (212) 546-9604
                                       Telecopy Number: (212) 546-9675





























SIGNATURE PAGE TO AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

                                    EXHIBIT A
                                      NOTE
                                                                          ,
                                                                ----------

                                                         ------  ---------------

                  For value received, [MASCO CORPORATION, a Delaware corporation] [MASCO EUROPE S.A.R.L., a corporation organized under the laws of Luxembourg] (the "Borrower"), promises to pay to the order of _____________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in Dollars at the relevant office of the Agent and as required under the Credit Agreement referenced below.


                  All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.


                  This note is one of the Notes referred to in the Amended and Restated 364-Day Revolving Credit Agreement dated as of November 2, 2001 among the Borrower, the banks party thereto and Bank One, NA (Main Office - Chicago), as Agent (as the same may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. This note shall be construed in accordance with and governed by the laws of the State of Illinois. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                       [MASCO CORPORATION][MASCO EUROPE
                                       S.A.R.L.]
                                       By
                                         ---------------------------------------
                                           Title
                                                --------------------------------

                                            Note (cont'd)
                                   LOANS AND PAYMENTS OF PRINCIPAL
---------------------------------------------------------------------------------------------------------------------
                                                                 Amount of
        Date              Amount of         Type of Loan         Principal         Maturity           Notation
                            Loan                                  Repaid             Date              Made By
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

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                                   EXHIBIT B-1
                                   OPINION OF
                             COUNSEL FOR THE COMPANY
                                                                [Effective Date]
To the Banks and the Agent
  Referred to Below
c/o Bank One, NA (Main Office - Chicago), as Agent
Bank One Plaza
Chicago, Illinois  60670

Dear Sirs:


                  I am Senior Vice President-General Counsel of Masco Corporation (the "Company") and in that capacity have responsibility for the general legal affairs of the Company, Masco Europe S.a.r.l., a Wholly-Owned Subsidiary of the Company organized under the laws of Luxembourg ("Masco Europe") and the other Subsidiaries of the Company. I am familiar with the Amended and Restated 364-Day Revolving Credit Agreement dated as of November 2, 2001 (the "Credit Agreement") among the Company, Masco Europe, the Banks party thereto as lenders, Citibank, N.A., as Syndication Agent, Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent, and Bank One, NA (Main Office - Chicago), as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.03(B) of the Credit Agreement.


                  I, or members of the Company's legal staff, have examined originals or copies, certified or otherwise, identified to my or their satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.


                  Upon the basis of the foregoing, I am of the opinion that:

                  1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses substantially as now conducted.

                  2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action of the Company, require no action in respect of the Company by, or filing in respect of the Company with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under any provision of applicable law or regulation or of the certificate or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument known to me to be binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries under any such agreement or instrument.

                  3. The Credit Agreement constitutes a valid and binding agreement of the Company and Masco Europe and the Notes constitute valid and binding obligations of the Company and Masco Europe, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

                  4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in my opinion, is likely to have a material adverse effect on the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.


                  My opinion in paragraph 3 as it relates to Masco Europe is based solely on the opinion of De Bandt, Van Hecke, Lagae & Loesch and is limited, qualified and conditioned as provided therein.

                                                    Very truly yours,


                                                    John R. Leekley
                                                    Senior Vice President-
                                                    General Counsel

                                   EXHIBIT B-2
                                   OPINION OF
                            COUNSEL FOR MASCO EUROPE

                                    Attached

                                                            IN COOPERATION WITH

DE BANDT, VAN HECKE, LAGAE & LOESCH                         LINKLATERS
Avocats                                                     & ALLIANCE

4 Rue.Carlo Hemmer   B.P. 1107     L-1011 Luxembourg

Telephone: (352) 26 08 - 1

Telefax:   (352) 26 08 88 88



To the Banks and the Agent referred to below
c/o Bank One, NA, as Agent


November 2, 2001



Your ref.        Our ref.
                 E002Bngr(Masco) clean

    RE: MASCO EUROPE S.A.R.L. - USD 1,000,000,000 AMENDED AND RESTATED 364-DAY REVOLVING CREDIT AGREEMENT

   Dear Sirs,

1. INTRODUCTION

    We have acted as counsel to Masco Europe S.A.R.L., a corporation organized under the laws of the Grand-Duchy of Luxembourg (the "Borrower") in connection with the Amended and Restated 364-Day Revolving Credit Agreement dated November [2], 2001 (the "Agreement") among Masco Corporation ("Masco"), the Borrower, the Banks party thereto as lenders, Citibank NA as Syndication Agent, Commerzbank AG, New York, and Grand Cayman Branches, as Documentation Agent, and Bank One, NA as Administrative Agent. Terms defined in the Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to Section 3.03 (B) of the Credit Agreement.

2. LUXEMBOURG LAW

    This opinion is limited to Luxembourg law as applied by the Luxembourg courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Luxembourg law. In this opinion, Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the law of other jurisdictions.

3. SCOPE OF INQUIRY

    For the purpose of this opinion, we have examined the following documents:

    3.1 a draft dated October 15, 2001 of the Agreement;

    3.2 certified coordinated Articles of Incorporation of the Borrower dated December 12, 2000;

THE MEMBER FIRMS OF LINKLATERS & ALLIANCE ARE DE BANDT, VAN HACKE LAGAE & LOESCH DE BRAUW BLACKSTONE WESTBROOK, GANNI, ONGON & PARTNERS, LAGERLOF & LEMAN LINKLATERS (WHICH PRACTICES IN GERMANY AS LINKLATERS OPPENHOFF & RADLER), WITH OFFICES IN ALCANTE AMSTERDAM ANTWERP BANGKOK BERLIN BRABSLAVA BRUSSELS BUCHAREST BUDAPEST COLOGNE FRANKFURT GUTTENBERG THE HAGUE HONG KONG LONDON LUXEMBOURG MADRID MILO MILAN MOSCOW MUNICH NEW YORK PAPUA PARIS PRAGUE ROME ROTTERDAM SAO PAULO SHANGHAI SINGAPORE STOCKHOLM TOKYO WARSAW WASHINGTON DC

DE BANDT, VAN HECKE, LAGAE & LOESCH                        2 November 2001 - p 2


    3.3 an excerpt from the Luxembourg Register of Commerce and Companies concerning the Borrower dated August 3, 2001;

    3.4 minutes of resolutions of the Board of Managers of the Borrower dated October 29, 2001; and

    3.5 a certificate signed by Mr. Andre Pesch on behalf of the Board of Managers of the Borrower dated November 2, 2001.

4.   ASSUMPTIONS

    For the purpose of this opinion, we have made the following assumptions:

    4.1 All copy and draft documents conform to the originals and all originals are genuine and complete.

    4.2 Each signature on the originals is the genuine signature of the individual concerned.

    4.3 The Agreement constitutes valid and binding obligations of the Borrower under the laws of the State of Illinois applicable thereto.

    4.4 The resolutions referred to in paragraph 3 have been duly and validly taken and remain in full force and effect without modification.

    4.5 The Agreement has been executed in or substantially in the form of the draft examined by us.

    4.6 The facts stated in the certificate referred to in paragraph 3 are correct.

5. OPINION

    Based on the documents referred to and the assumptions in paragraph 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to us, we are of the following opinion:

    5.1 The Borrower has been duly incorporated and is existing as a "societe a responsabilite limitee-under the laws of the Grand-Duchy of Luxembourg.

    5.2 The Borrower has the corporate power to enter into the Agreement and to execute the Notes.

    5.3 The execution, delivery and performance by the Borrower of the Agreement and the Notes have been duly authorised by all necessary corporate action of the Borrower and do not contravene, or constitute a default under any provision of applicable law or regulation or of the Articles of Incorporation of the Borrower.

    5.4 Under Luxembourg law, there are no governmental or regulatory filings, consents, approvals or authorisations required by the Borrower for the entering into of the Agreement or the execution of the Notes.

    5.5 The execution, delivery and performance of the Agreement and the Notes do not violate Luxembourg law.



                                                              LINKLATERS
                                                              & ALLIANCE

DE BANDT, VAN HECKE, LAGAE & LOESCH                       2 November 2001 - p 3


    5.6 The courts of Luxembourg will recognise and give effect to the jurisdiction clause contained in section 9.10 of the Agreement.

    5.7 A judgment of a State or Federal Court located in the State of Illinois would be recognised and enforced by the Courts of Luxembourg subject to applicable exequatur proceedings and the satisfaction of the following criteria:

    - The foreign Court must properly have had jurisdiction to hear and determine the matter,

    - The decision of the foreign Court must have been final and conclusive,

    - The decision of the foreign Court must not have been obtained by fraud, and

    - The decision of the foreign Court must not be contrary to public policy or have been given in proceedings of criminal nature.

    5.8 The courts of Luxembourg will recognise and give effect to the choice of the laws of the State of Illinois as the governing law of the Agreement.

    5.9 No stamp duty or registration or similar tax is payable under Luxembourg law in connection with the parties entering into the Agreement or the Borrower executing the Notes, save that registration may be ordered and a registration fee might become payable if and when the Agreement were adduced as evidence in a Luxembourg court or submitted to another Luxembourg public authority ("authorite constituee").

    5.10 It is not necessary under the laws of Luxembourg in order to enable the Agent or the Banks to enforce their rights under the Agreement or any Notes to which the Borrower is a party against the Borrower that the Agent or the Banks should be licensed, qualified or otherwise entitled to carry on business in Luxembourg. By reason of the execution, delivery and performance of the Agreement and the Notes to which it is a party, neither the Agent nor any Bank will be deemed to be resident, domiciled or carrying out business in Luxembourg or the subject of taxation under the laws of Luxembourg.

    5.11 Neither the Borrower nor any of its properties or assets have any immunity from the jurisdiction of any court or from legal process under the laws of Luxembourg.

    5.12 The Borrower is not required by the existing laws of Luxembourg to make any deduction or withholding from any amount due under the Agreement or the Notes.

6. QUALIFICATIONS

    This opinion is subject to the following qualifications:

    6.1 This opinion is subject to all limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

    6.2 In Luxembourg, remedies such as specific performance and injunction may not be available.

    6.3 In Luxembourg, enforcement may be limited by general principles of good faith.







                                                                 LINKLATERS
                                                                 & ALLIANCE

    DE BANDT, VAN HECKE, LAGAE & LOESCH                 2 November 2001 - p 4


    6.4 Claims may become barred under the statutes of limitation or may be or become subject to defences of set-off and counterclaim.

    6.5 Where obligations are to be performed in a jurisdiction outside Luxembourg, they may not be enforceable in Luxembourg to the extent that performance would be illegal under the laws of that other jurisdiction.

    6.6 Any obligation to pay a sum of money in a currency other than the Luxembourg franc or the EURO will be enforceable in Luxembourg in terms of Luxembourg francs or EURO only. Monetary judgments may be expressed in a foreign currency or its Luxembourg franc or EURO equivalent at the time of judgment or payment.

    6.7 Obligations to make payments that may be regarded as penalties might not be enforceable under Luxembourg law.

    6.8 The admissibility in evidence of the Agreement and/or the Noted before a Luxembourg court or another Luxembourg public authority ("autorite constituee") may require a complete or partial translation of such document into French or German.

    6.9 Contractual provisions allowing the service of process against the Borrower could not prevent a Luxembourg court from holding as valid the service of process against the Borrower in accordance with applicable laws at the registered office of the Borrower.

    6.10 Luxembourg courts will not necessarily award costs and disbursements in litigation in accordance with contractual provisions in this regard.

    6.11 A certificate, determination, calculation or designation of any party to the Agreement as to any matter provided therein might be held by a Luxembourg court not to be conclusive, final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

    6.12 Any term of the Agreement may be amended orally or conduct by the parties thereto, notwithstanding any provision to the contrary contained therein.

    6.13 We reserve our opinion as to the extent to which a Luxembourg court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express contractual provisions in this regard.

    6.14 Our opinion that the Borrower is existing is based on the excerpt from the Register of Commerce and Companies. It should be noted that a search in such Register is not capable of revealing conclusively whether or not a winding up petition has been presented because notice of a winding up order or a winding up resolution passed may not be filed immediately with the Register of Commerce and Companies.

    6.15 We have not been instructed to review any tax matters (other than those matters expressly mentioned in this opinion) and any reference to Luxembourg law herein shall exclude the laws relating to such matters.

    6.16 We express no opinion as to the accuracy of any warranties and representations given on made by the Borrower (expressly or impliedly), save and insofar as the matters warranted are the subject matter of specific opinions in this letter.









                                                            LINKLATERS
                                                            & ALLIANCE

DE BANDT, VAN HECKE, LAGAE & LOESCH                      2 November 2001 - p 5


7. RELIANCE

     This opinion is solely for your benefit and the benefit of the Banks and solely for the purpose of the execution and performance of the Agreement and/or the Notes. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else of for any other purpose or quoted or referred to in any public document or filed with anyone without our written consent; provided, that notwithstanding anything in this opinion letter to the contrary, (a) the Borrower and Masco may refer to and file a copy of this opinion as required by applicable securities laws and (b) you may disclose this opinion (i) to prospective successors and assigns of the addressees hereof, (ii) to regulatory authorities having jurisdiction over any of the addressees hereof or their successors and assigns, and (iii) pursuant to valid legal process, in each case without our prior consent.

                                                      Yours faithfully,

                                             De Bandt, van Hecke, Lagae & Loesch

                                                            By

                                                    /s/
                                                    Janine BIVER





































                                                           LINKLATERS
                                                           & ALLIANCE

                                    EXHIBIT C
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                  AGREEMENT dated as of _______ ___, ____, among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), MASCO CORPORATION (the "Company") and Bank One, NA (Main Office - Chicago), as Agent (the "Agent").

                               W I T N E S S E T H

                  WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated 364-Day Revolving Credit Agreement dated as of November 2, 2001 among the Company, Masco Europe S.a.r.l., a wholly-owned subsidiary of the Company organized under the laws of Luxembourg, the Banks party thereto as lenders, Citibank, N.A., as Syndication Agent, Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent, and Bank One, NA (Main Office - Chicago), as Administrative Agent (the "Credit Agreement"),


                  WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed $________________;


                  WHEREAS, Loans made to the Borrowers by the Assignor under the Credit Agreement in the aggregate principal amount of $______________ are outstanding at the date hereof; and


                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $_______________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;


                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

                  SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amount specified in Section 3 required to be paid on the date hereof (1) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                  SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount equal to $__________(1). It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof [in respect of the Assigned Amount] are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                  SECTION 4. [Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 9.06(C) of the Credit Agreement, The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 9.06(C) the Company agrees to execute and deliver or cause to be executed and delivered a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

                  SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

                  SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                  SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.







--------------------
(1)Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authored officers as of the date first above written.

                                  [ASSIGNOR]


                                  By_____________________________________

                                          Title:_________________________


                                  [ASSIGNEE]


                                  By_____________________________________

                                          Title:_________________________



                                  [MASCO CORPORATION]

                                  By_____________________________________

                                          Title:_________________________




                                  BANK ONE, NA (Main Office - Chicago), as Agent By_____________________________________

                                          Title:_________________________

                                    EXHIBIT D
                               NOTICE OF BORROWING
                                     [Date]



To each Bank party to the referenced
Credit Agreement
c/o Bank One, NA (Main Office - Chicago), as Administrative Agent for the Banks
611 Woodward Avenue
Detroit, MI 48226

Attention:        ____________________________

                  The Borrower (as hereinafter named), hereby requests a Borrowing pursuant to Section 2.01 of the Amended and Restated 364-Day Revolving Credit Agreement, dated as of November 2, 2001, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, Masco Europe S.a.r.l., a wholly-owned subsidiary of Masco Corporation organized under the laws of Luxembourg, the Banks party thereto, Citibank, N.A., as Syndication Agent, Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent, and Bank One, NA (Main Office - Chicago), as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Such Borrowing shall be evidenced by the Borrower's Note, as applicable.

         (i)       Borrower's Name:_____________________________________________
         (ii) The Borrowing is in Dollars in the amount of:________________ Existing Loan amount:________________________________________
                   Repayment:___________________________________________________
                   Continuation of Eurodollar Loan (Interest Period ending:
                             __________________________________________________)

                   Increased amount:____________________________________________
                   Total Loan amount:___________________________________________
         (iii)     The Borrowing is to be funded on:____________________________
         (iv)      The Loans comprising such Borrowing shall be made as
                      [Floating Rate] [Eurodollar] Loans.
         (v)       In the case of a Eurodollar Borrowing, the Interest Period shall be_________________________________________________.



                       ___________________________________
                                   as Borrower

                                    EXHIBIT E
                          FORM OF DESIGNATION AGREEMENT



                             Dated __________, 200__


                  Reference is made to the $1,000,000,000 Amended and Restated 364-Day Revolving Credit Agreement dated as of November 2, 2001 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement") among Masco Corporation, a Delaware corporation (the "Company"), Masco Europe S.a.r.l., a wholly-owned subsidiary of the Company organized under the laws of Luxembourg (together with the Company, the "Borrowers"), the Banks party thereto, Citibank, N.A., as Syndication Agent, Commerzbank AG, New York and Grand Cayman Branches, as Documentation Agent, and Bank One, NA (Main Office - Chicago), as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.


                  _________ (the "Designator"), ____________ (the "Designee"),
and the Borrowers, agree as follows:


                  1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, as its Designated Lender under the Credit Agreement.


                  2. The Designator makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.


                  3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Article IV thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Designator as its administrative agent and attorney-in-fact and grants the Designator an irrevocable power of attorney to receive payments made for the benefit of the Designee under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that Designee is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Section 9.08 thereof); and (vi) acknowledges that the Designator retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designee shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designator pursuant to or in connection with the Credit Agreement, all subject to Section 9.05 of the Credit Agreement.

                  4. Following the execution of this Designation Agreement by the Designator, the Designee and the Borrowers, it will be delivered to the Agent for acceptance and recording by the Agent. The effective Date of this Designation Agreement shall be the date of acceptance thereof by the Agent, unless otherwise specified on the signature page hereto (the "Effective Date").


                  5. Upon such acceptance and recording by the Agent, as of the Effective Date (a) the Designee shall have the right to make Loans as a Bank pursuant to Section 2.01 of the Credit Agreement and the rights of a Bank related thereto and (b) the making of any such Loans by the Designee shall satisfy the obligations of the Designator under the Credit Agreement to the same extent, and as if, such Loans were made by the Designator.


                  6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois.

                  IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(2):

                                           [NAME OF DESIGNATOR]

                                           By: ______________________________
                                           Name:  ___________________________
                                           Title:  __________________________


                                           [NAME OF DESIGNEE]

                                           By: ______________________________
                                           Name:  ___________________________
                                           Title:  __________________________


                                           MASCO CORPORATION

                                           By: ______________________________
                                           Name:  ___________________________
                                           Title:  __________________________


                                           MASCO EUROPE S.A.R.L.

                                           By: ______________________________
                                           Name:  ___________________________
                                           Title:  __________________________
Accepted and Approved this
____ day of ________, ____

BANK ONE, NA (Main Office - Chicago), as Agent


By: _______________________________
Title:  ___________________________







---------------------
(2) This date should be no earlier than the date of acceptance by the Administrative Agent.

                              COMMITMENT SCHEDULE

                                  Name of Bank                                     Commitment
                                  ------------                                     ----------

Bank One, NA (Main Office Chicago)                                              $97,500,000
Citibank, N.A.                                                                  $97,500,000
Commerzbank AG, New York and Grand Cayman Branches                              $95,500,000
Comerica Bank                                                                   $80,000,000
Barclays Bank PLC                                                               $60,000,000
Key Bank National Association                                                   $60,000,000
Royal Bank of Canada                                                            $50,000,000
Merrill Lynch Bank USA                                                          $50,000,000
Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch                                  $37,500,000
Credit Lyonnais New York Branch                                                 $37,500,000
The Dai-Ichi Kangyo Bank, Ltd.                                                  $30,000,000
Svenska Handelsbanken AB (PUBL)                                                 $30,000,000
Banca Nazionale del Lavoro S.p.A., New York Branch                              $25,000,000
BNP Paribas                                                                     $25,000,000
Bank Hapoalim B.M.                                                              $25,000,000
Danske Bank A/S Cayman Islands Branch                                           $25,000,000
The Northern Trust Company                                                      $25,000,000
Standard Federal Bank N.A.                                                      $25,000,000
The Industrial Bank of Japan, Limited                                           $20,000,000
Banca di Roma - Chicago Branch                                                  $15,000,000
The Bank of New York                                                            $15,000,000
Dexia Banque Internationale a Luxembourg SA                                     $15,000,000
Fifth Third Bank - Eastern Michigan                                             $15,000,000
Merita Bank PLC                                                                 $15,000,000
PNC Bank, National Association                                                  $12,000,000
The Norinchukin Bank, New York Branch                                           $10,000,000
UniCredito Italiano                                                             $7,500,000
Total Commitments:                                                              $1,000,000,000

                                PRICING SCHEDULE


The Applicable Margin shall be as determined by the matrix below (expressed as basis points):

                             Level I          Level II         Level III      Level IV          Level V
                             Status            Status           Status        Status            Status
                             ------            ------           ------        ------            ------

Facility Fee                   7.0              9.0               12.5         15.0               17.5

Eurodollar Margin              30.5             38.5              47.5         60.0               77.5

Utilization fee >
33% / Post-
Conversion                     12.5             15.0              15.0         15.0               20.0
Date


For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"Level I Status" exists at any date if, on such date, the Company's Moody's Rating is A2 or better and the Company's S&P Rating is A or better.

"Level II Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is A3 or better and the Company's S&P Rating is A- or better.

"Level III Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is Baa1 or better and the Company's S&P Rating is BBB+ or better.

"Level IV Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Company's Moody's Rating is Baa2 or better and the Company's S&P rating is BBB or better.

"Level V Status" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

"Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"S&P Rating" means, at any time, the rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.


                  The credit ratings to be utilized for purposes of this Schedule are the ratings assigned to outstanding senior unsecured long-term debt securities of the Company without third party credit support. Ratings assigned to any obligation of the Company which is secured or which has the benefit of third party credit support shall be disregarded.

                  The Applicable Margin shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating and no S&P Rating, Level V Status shall exist. Notwithstanding the foregoing, if at any time there exists a difference between the Moody's Rating and the S&P Rating, the rating corresponding to the lower of the two ratings shall apply; provided, however, that if the difference is greater than one level, the Status shall be determined based upon the rating one level above the lower of the two ratings.